                                                                   EXHIBIT 10.13

                    INTERCREDITOR AND SUBORDINATION AGREEMENT

                            dated as of June 22, 2006

                                      among

                         U.S. BANK NATIONAL ASSOCIATION,
                         as Trustee under the Indenture

                     GREAT LAKES GAMING OF MICHIGAN, LLC,
          as lender under the Lakes Notes and as Manager of the Project

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                               as Collateral Agent

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                                TABLE OF CONTENTS

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
1. Definitions and General Provisions..............................................................       2

   1.1      Definitions............................................................................       2
   1.2      Interpretation.........................................................................      11

2. Deferral and Subordination of Lakes Obligations and Band Obligations............................      11

   2.1      Deferral and Accrual of Lakes Obligations..............................................      12
   2.2      [Intentionally Omitted]................................................................      12
   2.3      Subordination to First Lien Secured Obligations........................................      12
   2.4      Default on First Lien Secured Obligations..............................................      12
   2.5      Deferral Not a Default.................................................................      12
   2.6      Continuing Subordination...............................................................      12
   2.7      Subordination of the Lakes Obligations upon Insolvency or Liquidation Proceeding.......      12
   2.8      [Intentionally Omitted]................................................................      14
   2.9      Judgment Liens.........................................................................      14
   2.10     When Proceeds Must be Paid Over........................................................      14
   2.11     Subrogation............................................................................      14

3. Collateral Agent................................................................................      14

   3.1      Appointment............................................................................      14
   3.2      Nature of Duties.......................................................................      15
   3.3      Lack of Reliance on the Collateral Agent...............................................      15
   3.4      Certain Rights of the Collateral Agent; Pari Passu in Priority of Liens; Separate
            Collateral.............................................................................      15
   3.5      Reliance...............................................................................      17
   3.6      Indemnification........................................................................      17
   3.7      Collateral Agent in its Individual Capacity............................................      17
   3.8      Holders................................................................................      17
   3.9      Resignation and Removal of the Collateral Agent........................................      17

4. Collateral, Priority, Subordination and Release of Liens........................................      17

   4.1      Liens and Security Interests...........................................................      18
   4.2      Separate Collateral....................................................................      18
   4.3      Confirmation of Liens..................................................................      19
   4.4      Releases...............................................................................      20

5. Rights and Limitation of Actions With Respect to Collateral.....................................      21

   5.1      Rights and Limitations Applicable to Second Lien Secured Parties.......................      21
   5.2      Rights and Limitations Applicable to the First Lien Secured Parties....................      22

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
   5.3      Notification of Events of Default......................................................      23
   5.4      Certain Waivers by Second Lien Secured Parties.........................................      23
   5.5      Agent for Perfection...................................................................      23
   5.6      When Proceeds Must be Paid Over........................................................      23

6. Rights and Limitations with Respect to Amendments, Waivers and Other Actions Under Facility
   Agreements......................................................................................      24

   6.1      Rights and Limitations Applicable to Second Lien Secured Parties.......................      24
   6.2      Rights and Limitations Applicable to the First Lien Secured Parties....................      24
   6.3      Waivers and Deferrals of Payments......................................................      25
   6.4      Limitation of Liability................................................................      25

7. Insolvency or Liquidation Proceedings...........................................................      26

   7.1      Right to File Involuntary Bankruptcy...................................................      26
   7.2      Certain Agreements and Consents by Second Lien Secured Parties.........................      26

8. Application of Proceeds of Shared Collateral....................................................      30

   8.1      Application of Proceeds Generally......................................................      30
   8.2      Certain Terms..........................................................................      32
   8.3      Sharing of Non-Pro Rata Payments.......................................................      33
   8.4      Overpayments...........................................................................      33
   8.5      Payment to Class Representatives.......................................................      34

9. Representations and Warranties..................................................................      34

   9.1      Organization...........................................................................      34
   9.2      Authorization..........................................................................      34
   9.3      Binding Agreement......................................................................      34
   9.4      No Consent Required....................................................................      34
   9.5      No Conflict............................................................................      34

10.Miscellaneous Provisions........................................................................      35

   10.1     Notices; Addresses.....................................................................      35
   10.2     Further Assurances.....................................................................      36
   10.3     Waiver.................................................................................      36
   10.4     Entire Agreement.......................................................................      36
   10.5     Governing Law..........................................................................      36
   10.6     Severability...........................................................................      36
   10.7     Headings...............................................................................      36
   10.8     Limitations on Liability...............................................................      37
   10.9     Consent of Jurisdiction, Waiver of Immunity............................................      37
   10.10    Successors and Assigns.................................................................      37
   10.11    Counterparts...........................................................................      38
   10.12    No Third Party Beneficiaries...........................................................      38

   10.13    Co-Collateral Agents; Separate Collateral Agents.......................................      38
   10.14    Amendments.............................................................................      40
   10.15    Additional Secured Parties.............................................................      40
   10.16    Legends................................................................................      40
   10.17    Trust Indenture Act....................................................................      41
   10.18    Reinstatement..........................................................................      41
   10.19    Attorneys' Fees........................................................................      41

      This Intercreditor and Subordination Agreement (this "AGREEMENT") is dated as of June 22, 2006 and is by and among U.S. BANK NATIONAL ASSOCIATION, as 2014 Notes Indenture Trustee (the "2014 NOTES INDENTURE TRUSTEE"), Great Lakes Gaming of Michigan, LLC ("GREAT LAKES"), as lender under the Lakes Notes (as defined below) and as Manager and Developer (each as defined below) and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent.

                                    RECITALS:

      A. PROJECT. The Pokagon Gaming Authority (the "BORROWER"), a wholly-owned unincorporated instrumentality of the Pokagon Band of the Potawatomi Indians, a federally recognized Indian tribe (the "TRIBE"), is constructing and plans to own and operate the Four Winds Casino and Resort, a casino, hotel and resort complex with related ancillary facilities, located in New Buffalo Township, Michigan.

      B. MANAGEMENT AGREEMENT. Lakes Entertainment, Inc., f/k/a Lakes Gaming, Inc. ("LAKES") and the Tribe entered into the Management Agreement dated as of July 8, 1999, the rights and obligations of Lakes under which were thereafter assumed by Great Lakes pursuant to an Assignment and Assumption Agreement dated October 16, 2000 (as amended, the "MANAGER ASSUMPTION") among the Tribe, Lakes and Great Lakes (such Management Agreement, as amended and restated on October 16, 2000, December 22, 2004 and January 25, 2006, as amended on June 1, 2006, as further amended from time to time, and as subject to the Assignment and Assumption Agreement referred to below, the "MANAGEMENT AGREEMENT"), pursuant to which Great Lakes as the manager (the "MANAGER") is entitled to receive a management fee in consideration of its services relating to the management and operation of the Project and certain indemnification and other payments (the "MANAGEMENT AGREEMENT OBLIGATIONS").

      C. DEVELOPMENT AGREEMENT. Lakes and the Tribe entered into the Development Agreement dated July 8, 1999, the rights and obligations of Lakes under which were thereafter assumed by Great Lakes pursuant to the Manager Assumption (such Development Agreement, as amended and restated on October 16, 2000, December 22, 2004 and January 25, 2006, as amended on June 22, 2006, as further amended from time to time, and as subject to the Assignment and Assumption Agreement referred to below, the "DEVELOPMENT AGREEMENT"), pursuant to which Great Lakes as the developer (the "DEVELOPER") advanced (or has committed to advance) borrowings under the Lakes Notes to the Tribe for the purposes described in the Development Agreement.

      D. ASSIGNMENT AND ASSUMPTION AGREEMENT. Pursuant to an Assignment and Assumption Agreement dated May 25, 2006 (the "ASSIGNMENT AND ASSUMPTION AGREEMENT"), the Tribe assigned, and the Borrower assumed, the rights and obligations of the Tribe under the Management Agreement, the Development Agreement and the other Transaction Documents (as defined in the Development Agreement).

      E. GREAT LAKES OBLIGATION TO SUBORDINATE. Under the Management Agreement, Great Lakes agreed to fully subordinate its rights with respect to its Management Fee (defined in the Management Agreement) to the 2014 Indenture Trustee, Collateral Agent and any other third-party lender or equipment lessor, and under the Development Agreement, Great Lakes agreed to subordinate its rights to the Borrower's payment of certain Obligations and its lien on the Collateral to the 2014 Indenture Trustee and equipment lenders or lessors.

      F. 2014 NOTES INDENTURE. Concurrently herewith, the Borrower, the Guarantors named therein and the 2014 Notes Indenture Trustee have entered into an Indenture (as in effect on the date hereof, the "2014 NOTES INDENTURE"), pursuant to which the Borrower will issue the 2014 Notes, as more particularly described therein.

      G. COLLATERAL. In addition to certain other collateral and security interests, the 2014 Trustee and Great Lakes intend that (a) the 2014 Notes be secured by a first priority Lien on the 2014 Notes Separate Collateral, the First Lien Shared Collateral and the Shared Collateral, (b) the First Lien Secured Obligations be secured by a first priority Lien on the First Lien Shared Collateral and the Shared Collateral and (c) the Lakes Secured Obligations be secured by a second priority Lien on the Shared Collateral, all as more particularly described in Section 3.

      H. DISBURSEMENT AGREEMENT. The Borrower, the 2014 Notes Indenture Trustee, Professional Associates Construction Services, Inc., as the independent construction consultant, Great Lakes and the Disbursement Agent have entered into the Cash Collateral and Disbursement Agreement as of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the "DISBURSEMENT Agreement"), in order to set forth, among other things,
(a) the mechanics for and allocation of the Borrower's request for advances under the 2014 Notes and (b) the conditions precedent to the Closing Date, to the initial advance and to subsequent advances.

      I. INTERCREDITOR AND SUBORDINATION AGREEMENT. The parties hereto desire to enter into this Agreement in order to (a) appoint the Collateral Agent as the agent for the First Lien Secured Parties to receive, maintain, administer, enforce and distribute the Shared Collateral and the First Lien Shared Collateral as provided herein and therein, (b) set forth certain provisions relating to the Secured Parties' respective rights in the Collateral, the exercise of remedies upon the occurrence of an event of default, the application of proceeds of enforcement and certain other matters and (c) set forth certain provisions relating to the subordination of the Lakes Obligations and certain other matters with respect thereto.

      NOW, THEREFORE, with reference to the foregoing recitals and in reliance thereon, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

   1. DEFINITIONS AND GENERAL PROVISIONS.

      1.1   DEFINITIONS The following terms have the meanings set forth below:

      "2014 NOTEHOLDERS" means the holders, from time to time, of the 2014
Notes.

      "2014 NOTES" means all notes issued by the Borrower pursuant to the 2014 Notes Indenture, whether on or after the Closing Date.

      "2014 NOTES INDENTURE" has the meaning given in the recitals hereto.

      "2014 NOTES INDENTURE TRUSTEE" has the meaning given in the preamble hereto.

      "2014 NOTES SECURED OBLIGATIONS" means all Obligations of the Borrower and the Pledgors to, or for the benefit of, the 2014 Notes Indenture Trustee or the 2014 Noteholders under the 2014 Notes Indenture, the 2014 Notes, the First Lien Security Documents and any other agreement, document or instrument entered into or delivered by the Borrower and the Pledgors on, prior to, or after the date of the 2014 Notes Indenture with or to or for the benefit of the Collateral Agent, the 2014 Notes Indenture Trustee or the 2014 Noteholders in connection with the financing of the Project.

      "2014 NOTES SEPARATE COLLATERAL" means the Construction Disbursement Account, the Transition Loan Account, the Interest Reserve Account and the Authority's Payment Account, each as defined in the Disbursement Agreement, and any other property or assets of the Borrower and the Pledgors (including, but not limited to net proceeds received from asset sales and insurance and condemnation events) which has been pledged to secure the 2014 Notes Secured Obligations but not the Lakes Secured Obligations or Obligations under any Permitted Additional Senior Secured Debt Agreement, Permitted Additional Junior Secured Debt Agreement or the Second Lien Secured Obligations; provided that, in no event shall such collateral include FF&E Collateral so long as any FF&E Financing secured by such FF&E Collateral is outstanding.

      "AGREEMENT" has the meaning given in the preamble hereto.

      "ASSET SALE" has the meaning assigned to that term in the 2014 Notes Indenture.

      "ASSIGNMENT AND ASSUMPTION AGREEMENT" has the meaning given in the recitals hereto.

      "BANKRUPTCY LAW" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute, and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors now or hereafter in effect.

      "BORROWER" has the meaning given in the recitals hereto.

      "BUSINESS DAY" has the meaning assigned to that term in the 2014 Notes Indenture.

      "CLASS" shall mean each class of Secured Parties, i.e., (a) the 2014 Noteholders as holders of the 2014 Notes Secured Obligations shall constitute a "Class" and (b) Great Lakes, as lender under the Lakes Secured Obligations, shall constitute a "Class".

      "COLLATERAL" means the following unique and separate categories of property encumbered to secure the Obligations to any of the Secured Parties: (a) the Shared Collateral, (b) the 2014 Notes Separate Collateral and (c) the First Lien Shared Collateral.

      "CLOSING DATE" means June 22, 2006.

      "COLLATERAL AGENT" means U.S. Bank National Association in its capacity as collateral agent for the benefit of the First Lien Secured Parties, and any other First Lien Secured Party that from time to time becomes a party hereto in accordance with Section 10.15, as appointed in the first sentence of Section 3.1 (together with its successors and assigns and any replacement collateral agent appointed pursuant to the terms hereof).

      "DEVELOPER" has the meaning given in the recitals hereto.

      "DEVELOPMENT AGREEMENT" has the meaning given in the recitals hereto.

      "DIP FINANCING" has the meaning given in Section 7.2.7.

      "DISBURSEMENT AGENT" has the meaning assigned to that term in the Disbursement Agreement.

      "DISBURSEMENT AGREEMENT" has the meaning given in the recitals hereto.

      "DISCHARGE" means (a) in respect of the 2014 Notes, the satisfaction and discharge (pursuant to Article 12 of the 2014 Notes Indenture), defeasance (pursuant to Article 8 of the 2014 Notes Indenture) or other satisfaction in cash in full of the 2014 Notes Secured Obligations, (b) in respect of the Lakes Secured Obligations, payment in full in cash of the principal of and interest and premium (if any) on all Lakes Secured Obligations and the termination of all Commitments to extend credit under the Second Lien Documents related to the Lakes Secured Obligations, (c) in respect of any other Class of Secured Obligations, the termination of all commitments to extend credit under such Class of Secured Obligations, the discharge, defeasance or payment in full in cash of the principal of and interest and premium (if any) on all such Secured Obligations, the termination, cancellation, expiration or cash collateralization of all letters of credit, if any, issued under any Facility Agreement and the discharge, defeasance or payment in full in cash of all other Secured Obligations of such Class that are unpaid at the time the principal and interest are paid in full in cash, discharged or defeased.

      "EVENT OF DEFAULT" means, as the context requires, the occurrence and continuance of an "Event of Default" (or comparable term) by or with respect to the Borrower under the applicable Facility Agreement that has not been waived by the applicable Project Credit Party (it being understood that the provisions of Section 1.2 shall not apply to any such waiver).

      "FACILITY AGREEMENTS" means, collectively, the 2014 Notes Indenture, each Lakes Note, the Management Agreement, the Development Agreement and each other Lakes Transaction Document, each Permitted Additional Senior Secured Debt Agreement and each Permitted Additional Junior Secured Debt Agreement.

      "FF&E" means furniture, furnishings or equipment used in the ordinary course of the business of the Borrower.

      "FF&E COLLATERAL" means collateral consisting of FF&E purchased pursuant to and securing any FF&E Financing permitted pursuant to the terms of the 2014 Notes Indenture.

      "FF&E FINANCING" means Indebtedness (as such term is defined in the 2014 Notes Indenture) the proceeds of which are used solely to finance the acquisition by the Borrower of, or the entry into a capital lease by the Borrower with respect to, FF&E (provided that neither such acquisition nor any such capital lease shall be required to be completed or entered into at the time of incurrence of such Indebtedness (as such term is defined in the 2014 Notes Indenture)), in each case as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

      "FIRST LIEN" means a Lien granted by a First Lien Security Document to the Collateral Agent for the benefit of the First Lien Secured Parties (or any of them), upon any property or assets of the Borrower to secure First Lien Secured Obligations.

      "FIRST LIEN DOCUMENTS" means, collectively, the 2014 Notes Indenture, the 2014 Notes, each Permitted Additional Senior Secured Debt Agreement, the First Lien Security Documents, and all other agreements governing, securing or setting forth the terms of any First Lien Secured Obligations.

      "FIRST LIEN SECURED CLAIM REDUCTION" has the meaning given in Section 7.3.

      "FIRST LIEN SECURED OBLIGATIONS" means, collectively, (a) the 2014 Notes Secured Obligations and (b) Obligations of the Borrower and the Pledgors under any Permitted Additional Senior Secured Debt Agreement.

      "FIRST LIEN SECURED PARTIES" means, collectively, the holders of First Lien Secured Obligations, the 2014 Notes Indenture Trustee, the Collateral Agent and the holders or representatives for the holders of any Indebtedness under any Permitted Additional Senior Secured Debt Agreement.

      "FIRST LIEN SECURITY DOCUMENTS" means, collectively, the Security Agreement, the Lakes Dominion Account Agreement, the Notes Dominion Account Agreement and any guaranties, deeds of trust, security agreements or collateral account agreements or any other document creating or perfecting a lien, security interest or other preferential arrangement, and any related documents executed, filed, recorded or delivered from time to time by the Borrower in favor of the Collateral Agent to secure the First Lien Secured Obligations.

      "FIRST LIEN SHARED COLLATERAL" means all properties and assets of the Borrower and the Pledgors now owned or hereafter acquired with respect to which the First Lien Secured Parties are granted as security for any First Lien Secured Obligations but not the Second Lien Secured Obligations or Obligations under any Permitted Additional Junior Secured Debt Agreement; provided that, in no event shall such collateral include FF&E Collateral so long as any FF&E Financing secured by such FF&E Collateral is outstanding.

      "GREAT LAKES" has the meaning given in the preamble hereto.

      "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

      (1) in respect of borrowed money;

      (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

      (3) in respect of banker's acceptances;

      (4) representing Capital Lease Obligations (as defined in the 2014 Notes Indenture) or Attributable Debt (as defined in the 2014 Notes Indenture) in respect of sale and leaseback transactions.

      "INSOLVENCY OR LIQUIDATION PROCEEDING" means (a) any case commenced by or against the Borrower or any Pledgor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower, any receivership or assignment for the benefit of creditors relating to the Borrower or any similar case or proceeding relative to the Borrower or their creditors, as such, in each case whether or not voluntary; (b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or (c) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or the Pledgors are determined and any payment or distribution is or may be made on account of such claims.

      "JOINDER AGREEMENT" has the meaning given in Section 10.15.

      "LAKES" has the meaning given in the recitals hereto.

      "LAKES DOMINION ACCOUNT" shall mean the account established pursuant to the Lakes Dominion Account Agreement.

      "LAKES DOMINION ACCOUNT AGREEMENT" shall mean shall mean the Lakes Dominion Account Agreement, dated as of June 22, 2006 (as amended, restated, amended and restated, or modified from time to time), between the Borrower, Great Lakes, U.S. Bank National Association, as collateral agent for the holders of the First Lien Secured Obligations (as defined therein), and Fifth Third Bank, in its capacity as a "bank" as defined in Section 9-102 of the UCC.

      "LAKES NOTES" the Lakes Development Note, the Lakes Facility Note, the Lakes Working Capital Advance Note, the Minimum Payments Note, the Transition Loan Note and the Non-Gaming Land Acquisition Line of Credit, each as defined in the Development Agreement and in each case as in effect on the date of this Agreement.

      "LAKES OBLIGATIONS" means the Lakes Secured Obligations and any present or future Obligations of the Borrower to or for the benefit of Great Lakes or any of its Affiliates named by the Borrower pursuant to Section 4.09 of the 2014 Notes Indenture, as each may be refinanced, assumed, transferred or replaced in accordance with the 2014 Notes Indenture.

      "LAKES SECURED OBLIGATIONS" means all Obligations of the Borrower to or for the benefit of Great Lakes or any of its Affiliates under the Lakes Notes and the Second Lien Security Documents related thereto, together with the Management Agreement Obligations and all other obligations and liabilities of the Borrower to or for the benefit of Great Lakes or any of its Affiliates under the Development Agreement or any other Lakes Transaction Documents.

      "LAKES TRANSACTION DOCUMENTS" means the Management Agreement, the Development Agreement, the Lakes Notes, the other Transaction Documents referred to in the Development Agreement, and other documents, instruments and agreements subject to the Assignment and Assumption Agreement and any instruments or agreements executed pursuant thereto or in connection therewith, each as from time to time amended as permitted by the 2014 Notes Indenture.

      "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law.

      "MANAGEMENT AGREEMENT" has the meaning given in the recitals hereto.

      "MANAGEMENT AGREEMENT OBLIGATIONS" has the meaning given in the recitals hereto.

      "MANAGER" has the meaning given in the recitals hereto.

      "MANAGER ASSUMPTION" has the meaning given in the recitals hereto.

      "NET LOSS PROCEEDS" has the meaning given to that term in the 2014 Notes Indenture.

      "NET PROCEEDS" has the meaning given to that term in the 2014 Notes Indenture.

      "NOTES DOMINION ACCOUNT" shall mean the account established pursuant to the Notes Dominion Account Agreement.

      "NOTES DOMINION ACCOUNT AGREEMENT" shall mean the Notes Dominion Account Agreement, dated as of June 22, 2006 (as amended, restated, amended and restated, or modified from time to time), between the Borrower, Great Lakes, U.S. Bank National Association, as collateral agent for the First Lien Secured Parties (as defined therein), and Fifth Third Bank, in its capacity as a "bank" as defined in Section 9-102 of the UCC.

      "OBLIGATIONS" means (i) any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including without limitation any applicable post-default rate, specified in the First Lien Documents or the Second Lien Documents (as the case may be), even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness and (ii) solely with respect to the Borrower and no other Person, the Management Agreement Obligations and other Lakes Secured Obligations.

      "PERMITTED ADDITIONAL JUNIOR SECURED DEBT AGREEMENT" shall mean one or more agreements evidencing secured Indebtedness with, or guaranteed by, the Borrower, provided that (i) such agreement is permitted to be entered into and secured with a Second Lien on the Shared Collateral pursuant to the First Lien Documents and the Second Lien Documents, (ii) the provider of such Indebtedness becomes a party to this Agreement and agrees to be bound by and comply with all of the terms and provisions hereof and (iii) if such agreements are entered into on or before the Discharge of the Lakes Secured Obligations, the holders of the Lakes Secured Obligations consent in writing prior to the incurrence by the Borrower of such Indebtedness.

      "PERMITTED ADDITIONAL SENIOR SECURED DEBT AGREEMENT" shall mean one or more agreements evidencing Indebtedness with, or guaranteed by, the Borrower that is permitted by Section 4.09(b)(1) of the 2014 Notes Indenture and secured by Liens described in clause (2) of the definition of "Permitted Liens" under the 2014 Notes Indenture; provided that the provider of any such Indebtedness becomes a party to this Agreement and agrees to be bound by and comply with all of the terms and provisions hereof.

      "PLEDGORS" means all Guarantors (as defined in the 2014 Notes Indenture) of the Borrower guaranteeing the Obligations of the Borrower under the 2014 Notes Indenture as specified therein.

      "PRIMARY OBLIGATIONS" has the meaning given in Section 8.2.

      "PRO RATA PAYMENTS" means:

      (a) with respect to any amount paid to a First Lien Secured Party on a given date other than pursuant to Sections 4.10 and 4.30 of the 2014 Notes Indenture, that the ratio of such payment to the total payments made to all First Lien Secured Parties on such date is the same as the ratio of (i) the total principal amount of First Lien Secured Obligations outstanding with respect to such First Lien Secured Party to (ii) the total principal amount of First Lien Secured Obligations outstanding with respect to all First Lien Secured Parties; provided, however, that reimbursement obligations for outstanding Letters of Credit that are secured by a Lien on the Shared Collateral ranking pari passu with the Liens securing the First Lien Secured Obligations shall be considered outstanding First Lien Secured Obligations; and

      (b) with respect to any amount paid to a First Lien Secured Party on a given date in connection with Sections 4.10 or 4.30 of the 2014 Notes Indenture, that such payment has been allocated or offered among the First Lien Secured obligations in accordance with such section of the 2014 Notes Indenture.

      "PRO RATA SHARE" has the meaning given in Section 8.2.

      "PROJECT" has the meaning given in the 2014 Note Indenture.

      "PROJECT CREDIT PARTIES" means the 2014 Notes Indenture Trustee, Great Lakes and any other Persons that from time to time become parties hereto in accordance with Section 10.15.

      "RELEASE" has the meaning given in Section 6.1.

      "REQUIRED FIRST LIEN SECURED PARTIES" means, at any time, the holders or representatives of holders of more than 50% of the sum of:

         (a) the aggregate outstanding principal amount of First Lien Secured Obligations (including outstanding letters of credit issued by the holders of the First Lien Secured Obligations whether or not then available or drawn); and

         (b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute First Lien Secured Obligation.

      "REQUIRED SECURED PARTIES" shall mean:

      (a) for purposes of causing the Collateral Agent to commence enforcement proceedings against the Shared Collateral or the First Lien Shared Collateral pursuant to the First Lien Documents, at any time that an Event of Default has occurred and is continuing under any First Lien Documents, then the Required First Lien Secured Parties shall constitute the "Required Secured Parties" for purposes of causing the Collateral Agent to commence enforcement proceedings pursuant to the First Lien Documents;

      (b) for purposes of commencing enforcement proceedings against the 2014 Notes Separate Collateral, the 2014 Notes Indenture Trustee shall constitute the "Required Secured Parties";

      (c) for purposes of directing the manner and method of enforcement proceedings, once commenced in accordance with clause (a) and (b) above, the Collateral Agent shall make all decisions that it deems appropriate to diligently prosecute and complete such proceedings unless instructed to do otherwise by the Required First Lien Secured Parties.

      (d) for purposes of amending, modifying, varying or waiving any provisions of the First Lien Security Documents with respect to Shared Collateral (other than the Note Dominion Account Agreement or Lakes Dominion Account Agreement) or the First Lien Shared Collateral (including any event of default thereunder), the Required First Lien Secured Parties shall constitute the "Required Secured Parties" entitled to amend, modify, vary or waive any provision of such First Lien Security Documents (without the consent of any other Project Credit Party), and any such amendment, modification, variance or waiver shall be effective with respect to, and shall automatically apply to the corresponding provisions of, any Security Document entered into with respect to any Permitted Additional Senior Secured Debt Agreement; provided, however, that any Event of Default occurring by reason of a Event of Default under the 2014 Notes Indenture or a Permitted Additional Senior Secured Debt Agreement may only be waived by the 2014

   Notes Indenture Trustee or the representative under such Permitted Additional Senior Secured Debt Agreement, as the case may be, in each case, acting in such capacity;

      (e) For purposes of adjusting settlement of all insurance claims and condemnation awards in the event of any covered loss, theft or destruction or condemnation of any Shared Collateral or any First Lien Shared Collateral, and all claims under insurance constituting Shared Collateral or First Lien Shared Collateral, the Required First Lien Secured Parties shall constitute the "Required Secured Parties"; and

      (f) Notwithstanding clauses (a) through (e) above, if at the time of an action by the Required Secured Parties all First Lien Secured Obligations have been Discharged, then the Required Secured Creditors at such time shall be the representatives of each Class of any Second Lien Secured Obligations.

      "SECOND LIEN DOCUMENTS" means, (i) with respect to Great Lakes, the Lakes Transaction Documents and the Second Lien Security Documents related thereto and
(ii) with respect other Second Lien Secured Parties, any Permitted Additional Junior Secured Debt Agreements, the Second Lien Security Documents related thereto, and all other agreements governing or securing the Second Lien Secured Obligations entered into or delivered by the Borrower on, prior to, or after the Closing Date in connection with any of the foregoing.

      "SECOND LIEN SECURED OBLIGATIONS" means all Obligations of the Borrower under the Second Lien Security Documents (including, for the avoidance of doubt, the Management Agreement Obligations and the other Lakes Secured Obligations).

      "SECOND LIEN SECURED PARTIES" means, collectively, the holders of the Second Lien Secured Obligations, and any representative for the holders of Indebtedness under any Permitted Additional Junior Secured Debt Agreement (including any assignee of, or other successor to, Great Lakes under the Lakes Secured Obligations).

      "SECOND LIEN SECURITY DOCUMENTS" means, collectively, the Lakes Dominion Account Agreement, the Notes Dominion Account Agreement, the Lakes Security Agreement (as defined in the Indenture), any guaranties, deeds of trust, security agreements, pledge agreements, collateral agency agreements, or collateral account agreements or any other document creating or perfecting a Lien, security interest or other preferential arrangement, and any related documents executed, filed, recorded or delivered from time to time by the Borrower in respect of any Second Lien Secured Obligations.

      "SECONDARY OBLIGATIONS" has the meaning given in Section 8.2.

      "SECURED OBLIGATIONS" means, without duplication, any or all of the First Lien Secured Obligations and/or the Second Lien Secured Obligations, as the context requires.

      "SECURED PARTIES" means, collectively, the First Lien Secured Parties and the Second Lien Secured Parties.

      "SECURITIES INTERMEDIARY" means any entity acting in its capacity as securities intermediary under any deposit or securities account agreements.

      "SECURITY DOCUMENTS" means, collectively, the First Lien Security Documents and the Second Lien Security Documents.

      "SHARED COLLATERAL" means all real and personal property encumbered to secure more than one Class of Secured Obligations including, but not limited to,
(i) the Notes Dominion Account and (ii) the Lakes Dominion Account; provided that "Shared Collateral" shall exclude (a) the 2014 Notes Separate Collateral,
(b) the First Lien Shared Collateral, (c) after the release of all or any portion of the Shared Collateral or First Lien Shared Collateral in accordance with the 2014 Notes Indenture and the terms of this Agreement, such released Collateral or (d) the FF&E Collateral so long as any FF&E Financing secured by such FF&E Collateral is outstanding.

      "TRIBE" has the meaning given in the recitals hereto.

      1.2 INTERPRETATION.

      To the extent that reference is made in this Agreement to any term defined in, or to any other provision of, any other agreement, such term or provision shall continue to have the original meaning thereof notwithstanding any termination, expiration or amendment of such other agreement; provided, however, that to the extent that any agreement to which all of the Project Credit Parties are parties is amended in accordance with the terms thereof and hereof, then any references herein to the terms and provisions of such agreement shall be to such terms or provisions as so amended; and provided, further, that to the extent the 2014 Notes Indenture allows for the amendment of any "Collateral Document" (as defined in the 2014 Notes Indenture) without the consent of the 2014 Notes Indenture Trustee, any references herein to the terms and provisions of such document shall be to such terms or provisions as so amended.

   2. DEFERRAL AND SUBORDINATION OF LAKES OBLIGATIONS AND BAND OBLIGATIONS.

      2.1 DEFERRAL AND ACCRUAL OF LAKES OBLIGATIONS.

      Each of Great Lakes and each successor, assign and transferee of any portion of Lakes Obligations agrees that any Lakes Obligations (i) not permitted be paid pursuant to the 2014 Notes Indenture or (ii) the payment of which will result in or cause an Event of Default under the 2014 Notes Indenture shall be deferred and shall accrue and may be paid only at such time as such amounts would otherwise be permitted to be paid pursuant to the provisions of the 2014 Notes Indenture (and the payment of which shall not result or cause an Event of Default under the 2014 Notes Indenture), and none of Great Lakes nor any successor, assign and transferee of any portion of Lakes Obligations will ask, demand, sue for, take or receive from the Borrower, by set-off or in any other manner, direct or indirect payment (whether in cash or property), any such amounts or any transfer or property in payment of or as security therefor (provided that Great Lakes and any successor, assign or transferee of any portion of Lakes Obligations may ask for or demand payments permitted to be paid pursuant to this Section 2.1, and provided further that Great Lakes and each successor, assign or transferee of any portion of the Lakes Obligations may make any demand, give any notice or take any other action permitted by and in accordance with the terms of the Management Agreement, the Development Agreement or any other Lakes Transaction Document so long as such action is not prohibited by this Agreement and the 2014 Notes Indenture). Without limiting the generality of the foregoing, nothing in the Agreement shall limit, restrict or otherwise impair any right of Great Lakes or any of its successor, assign and transferee to terminate the

Management Agreement, the Development Agreement or any other Lakes Transaction Document in accordance with the terms thereof.

      2.2 [INTENTIONALLY OMITTED].

      2.3 SUBORDINATION TO FIRST LIEN SECURED OBLIGATIONS. Notwithstanding
Section 4.07 of the 2014 Notes Indenture and the payment priorities as specified therein or any provision of the Management Agreement, Development Agreement, Lakes Notes or any agreement and instruments referred to therein, all Lakes Obligations shall be subordinate and junior in right of payment, to the extent and in the manner set forth in this Section 2, to the Discharge of all First Lien Secured Obligations. For avoidance of doubt, each of the First Lien Secured Parties agrees that, subject to the provisions of Section 2.4, at any time prior to the Discharge of the First Lien Secured Obligations, the Borrower may make, and Great Lakes and each successor, assign or transferee of any portion of the Lakes Obligations may receive and retain, payments with respect to the Lakes Obligations, so long as such payments are permitted to be paid pursuant to, and will not result in or cause an Event of Default under, the 2014 Notes Indenture.

      2.4 DEFAULT ON FIRST LIEN SECURED OBLIGATIONS. In the event that any Event of Default shall occur and be continuing with respect to the 2014 Notes Indenture, or if any payment of Lakes Obligations would create an Event of Default under the 2014 Notes Indenture, unless and until the prior Discharge of all First Lien Secured Obligations, the right of Great Lakes to receive any payments or other distributions with respect to Lakes Obligations as the case may be shall be deferred during the continuance of such Event of Default.

      2.5 DEFERRAL NOT A DEFAULT. Great Lakes agrees that any deferral pursuant to this Section 2 of payment of any Lakes Notes shall not constitute a default under the Management Agreement, Development Agreement, Lakes Notes, or any agreement and instruments referred to therein so long as the 2014 Notes have not been accelerated. For avoidance of doubt, the foregoing sentence shall not limit, restrict or otherwise impair any right of Great Lakes or any of its successors, assigns or transferees to terminate or exercise any other right or remedy under the Management Agreement, the Development Agreement or any other Transaction Documents (as defined in the Development Agreement) in accordance with the terms thereof, other than as a result of such non-payment under the Lakes Notes.

      2.6 CONTINUING SUBORDINATION. The subordination effected by this Section 2 is a continuing subordination and may not be modified or terminated by Great Lakes, any of its successors, assigns and transferees until the prior Discharge of all First Lien Secured Obligations.

      2.7 SUBORDINATION OF THE LAKES OBLIGATIONS UPON INSOLVENCY OR LIQUIDATION PROCEEDING. Without limiting the application of Sections 7 or 8, in the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or the proceeds thereof to creditors of the Borrower or upon any Indebtedness of the Borrower, by reason of the liquidation, dissolution or other winding up, partial or complete, of the Borrower, or any Insolvency or Liquidation Proceeding, then and in any such event:

          2.7.1.1 The holders of First Lien Secured Obligations shall be entitled to receive payment in full in cash of all such First Lien Secured Obligation before Great Lakes, its successors, assigns and transferees shall be entitled to receive any payment or other distributions on, or with respect to, the Lakes Obligations;

          2.7.1.2 Any payment or distribution of any kind or character, whether in cash, securities or other property, which but for these provisions would be payable or deliverable upon or with respect to the Lakes Obligations shall instead be paid or delivered directly to the Collateral Agent for application on the First Lien Secured Obligations, whether then due or not due, until such First Lien Secured Obligations shall have first been Discharged;

          2.7.1.3 Each of Great Lakes, its successors, assigns and transferees hereby irrevocably authorizes and empowers the Collateral Agent, and appoints the Collateral Agent as attorney-in-fact, to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor, and to file and vote claims (in bankruptcy proceedings or otherwise) and take such other actions, in the Collateral Agent's own name or otherwise, as the Collateral Agent may deem necessary or advisable for the enforcement of these provisions. Great Lakes, its successors, assigns and transferees shall duly and promptly take such action as may be reasonably requested by the Collateral Agent to assist in the collection of the Lakes Obligations for the account of any holder of the First Lien Secured Obligations, and to file appropriate proofs of claim with respect to the Lakes Obligations and to vote the same, and to execute and deliver to the Collateral Agent on demand such powers of attorney, proofs of claim, assignments of claim or other instruments as may be reasonably requested by the Collateral Agent to enable the Collateral Agent or any other holder of First Lien Secured Obligations to enforce any and all claims upon or with respect to the Lakes Obligations and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Lakes Obligations. In addition, none of Great Lakes, any of its successors, assigns or transferees shall take any action (whether oral, written or otherwise) in contravention of any action of the Collateral Agent duly taken and permitted hereunder. Such appointment as attorney-in-fact pursuant to this Section
   2.7.1.3 is irrevocable and coupled with an interest until payment in full in cash and complete performance of all the First Lien Secured Obligations. The Collateral Agent may appoint a substitute attorney-in-fact. Each of Great Lakes, its successors, assigns and transferees ratifies all actions reasonably taken by the attorney-in-fact but, nevertheless, if the Collateral Agent requests, each of them will specifically ratify any action taken by the attorney-in-fact by executing and delivering to the attorney-in-fact or to any entity designated by the attorney-in-fact all documents necessary to effect such ratification;

          2.7.1.4 Following any Insolvency or Liquidation Proceedings or Event of Default under the 2014 Notes Indenture, each of Great Lakes, its successors, assigns and transferees will forthwith deliver any direct or indirect payment thereafter made to it upon or with respect to the Lakes Obligations prior to the Discharge of all First Lien Secured Obligations to the Collateral Agent in precisely the form received (except for the endorsement or assignment by Great Lakes and its successors, assigns and transferees where necessary) for application on the First Lien Secured Obligations, whether then due or not due. Until so delivered, the payment or distribution shall be held in trust by Great Lakes, its successors, assigns and transferees as property of the holders of the First Lien Secured Obligations. In the event of the failure by Great Lakes, its successors, assigns and transferees to make any such endorsement or assignment, the Collateral Agent, or any of its officers or employees, are hereby irrevocably authorized to make the same.

      2.8 [INTENTIONALLY OMITTED].

      2.9 JUDGMENT LIENS. In the event any of Great Lakes, its successors, assigns and transferees becomes a judgment Lien creditor in respect of any assets of the Borrower as a result of its enforcement of its rights as a creditor with respect to the Lakes Obligations such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Secured Obligations) as the other Liens securing the Second Lien Secured Obligations are subject to this Agreement.

      2.10 WHEN PROCEEDS MUST BE PAID OVER. Any payment received by Great Lakes, its successors, assigns and transferees (including, without limitation, payments and prepayments made for application against the Lakes Secured Obligations) prior to the Discharge of all First Lien Secured Obligations when such payment is not expressly permitted by the terms of this Agreement or the 2014 Notes Indenture shall be held in trust for the benefit of the holders of First Lien Secured Obligations and shall be turned over to the Collateral Agent promptly upon the request of the Collateral Agent.

      2.11 SUBROGATION. With respect to the value of any payments or distributions in cash, property or other assets that Great Lakes or any of its successors, assigns and transferees pays over to the Collateral Agent or any of the First Lien Secured Parties under the terms of this Agreement, Great Lakes shall be subrogated to the rights of the Collateral Agent or such First Lien Secured Parties; provided, however, that, Great Lakes and its successors, assigns and transferees hereby agree not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of all First Lien Secured Obligations has occurred. To the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by Great Lakes or its successors, assigns and transferees that are paid over to the Collateral Agent or any First Lien Secured Party pursuant to this Agreement shall not reduce any of the Lakes Obligations.

   3. COLLATERAL AGENT.

      3.1 APPOINTMENT. The 2014 Notes Indenture Trustee hereby designates U.S. Bank National Association as the Collateral Agent to act as specified herein and in each of the First Lien Security Documents. Each First Lien Secured Party hereby irrevocably authorizes, and each holder of any instrument evidencing any First Lien Obligations by the acceptance of such instrument evidencing any First Lien Obligations shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of this Agreement, the First Lien Security Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder or thereunder by or through its authorized agents or employees.

      3.2 NATURE OF DUTIES. The Collateral Agent shall have no duties or responsibilities except those expressly set forth herein and in the First Lien Security Documents. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or under the First Lien Security Documents or in connection herewith or therewith to the maximum extent permitted by law. The duties of the Collateral Agent shall be mechanical and administrative in nature. The Collateral Agent shall not have, by reason of this Agreement, the First Lien Security Documents, any Facility Agreement or any other document or instrument or otherwise, a fiduciary relationship in respect of any First Lien Secured Party; and nothing in this Agreement, the First Lien Security Documents, any Facility Agreement or any other document or instrument, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the First Lien Security Documents except as expressly set forth herein or therein.

      3.3 LACK OF RELIANCE ON THE COLLATERAL AGENT. Independently and without reliance upon the Collateral Agent, each First Lien Secured Party, to the extent it deems appropriate, has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of the Borrower and their Affiliates in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (b) its own appraisal of the creditworthiness of the Borrower and their Affiliates, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any First Lien Secured Party with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations, or at any time or times thereafter. The Collateral Agent shall not be responsible to any First Lien Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the First Lien Security Documents, the First Lien Shared Collateral or the Shared Collateral or the financial condition of the Borrower or any of their Affiliates or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the First Lien Security Documents, or the financial condition of the Borrower or their Affiliates, or the existence or possible existence of any Event of Default.

      3.4 CERTAIN RIGHTS OF THE COLLATERAL AGENT; PARI PASSU IN PRIORITY OF LIENS; SEPARATE COLLATERAL.

          3.4.1 Prior to the discharge of the First Lien Secured Obligations, no Secured Party shall have the right to take any action with respect to (or against) any Shared Collateral or First Lien Shared Collateral, but instead may only cause the Collateral Agent to take any action with respect to (or against) any Shared Collateral or First Lien Shared Collateral in accordance with the terms and subject to the limitations set forth herein. Notwithstanding the preceding sentence or any other provision of this Agreement to the contrary, the 2014 Notes Indenture Trustee (acting in accordance with the 2014 Notes Indenture) shall have the right at any time to exercise any rights or remedies with respect to the 2014 Notes Separate Collateral. If the Collateral Agent shall request instructions from the Required Secured Parties with respect to any act or action (including failure to act) in connection with this Agreement or the First Lien Security Documents, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Secured Parties and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Collateral Agent shall not incur liability to any Secured Party or any other Person by reason of so refraining. Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting (i) hereunder in accordance with the instructions of the Required Secured Parties or (ii) under any First Lien Security Document as provided for therein.

          3.4.2 Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent is authorized, but not obligated, (a) to take any action reasonably required to perfect or continue the perfection of the Liens on the First Lien Shared Collateral and the Shared Collateral for the benefit of the First Lien Secured Parties, including entering into any Security Document with respect to First Lien Shared Collateral or any other document in connection with a Security Document, as secured party or beneficiary, as applicable, on behalf of the applicable First Lien Secured Parties (and each Project Credit Party, on behalf of the First Lien Secured Parties it represents, agrees to be bound by such documents to the extent the Collateral Agent has entered into such documents on behalf of such parties), and (b) when instructions from the Required Secured Parties have been requested by the Collateral Agent but have not yet been received, to take any action which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the First Lien Secured Parties in the First Lien Shared Collateral and the Shared Collateral; provided that once instructions have been received, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto. In addition, once the Collateral Agent has been instructed by the Required Secured Parties to commence enforcement proceedings under the First Lien Security Documents, the Collateral Agent shall in good faith and in the manner reasonably believed by the Collateral Agent to be in the interest of the First Lien Secured Parties, promptly commence and diligently pursue to completion the exercise of all rights and remedies available to the Collateral Agent under the First Lien Security Documents, subject to the Collateral Agent's right to request instructions and/or indemnities from the Required Secured Parties as provided in Sections 3.4.1 and 3.4.3.

          3.4.3 Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent shall not be required to take any action that exposes or, in the good faith judgment of the Collateral Agent may expose, the Collateral Agent or its officers, directors, agents or employees to personal liability unless the Collateral Agent shall be adequately indemnified as provided herein or that is, or in the good faith judgment of the Collateral Agent may be, contrary to the First Lien Security Documents or applicable law. In addition, none of the provisions of this Agreement shall be construed to require the Collateral Agent to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or under the First Lien Security Documents, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or inadequate indemnity against such risk or liability is not reasonably assured to it.

      3.5 RELIANCE. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, order or other document or telephone message signed, sent or made by a Person believed by it to be authorized to sign, send or make the same, and, with respect to all legal matters pertaining to this Agreement or the First Lien Security Documents and its duties hereunder and thereunder, upon the advice of counsel selected by it.

      3.6 INDEMNIFICATION. To the extent the Collateral Agent is not reimbursed and indemnified by the Borrower under the respective First Lien Security Documents to which they are a party, the Collateral Agent shall be entitled to reimbursement from the proceeds of the First Lien Shared Collateral and the Shared Collateral, but shall have no claim against any First Lien Secured Party for reimbursement or indemnification.

      3.7 COLLATERAL AGENT IN ITS INDIVIDUAL CAPACITY. The Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any of their Affiliates as if it were not performing the duties specified herein or in the First Lien Security Documents.

      3.8 HOLDERS. The Collateral Agent may deem and treat the registered owner of any 2014 Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Collateral Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the registered owner of any 2014 Note shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such 2014 Note.

      3.9 RESIGNATION AND REMOVAL OF THE COLLATERAL AGENT.

          3.9.1 The Collateral Agent may resign from the performance of all of its functions and duties under the First Lien Security Documents at any time by giving 30 days' prior written notice to the Borrower and each First Lien Secured Parties and may be removed at any time, with or without cause, by the Required First Lien Secured Parties.

          3.9.2 Upon receiving notice of any such resignation or removal, a successor Collateral Agent shall be appointed by the Required First Lien Secured Parties; provided, however, that such successor Collateral Agent shall be (a) a bank or trust company having a combined capital and surplus of at least $500,000,000 subject to supervision or examination by a federal or state banking authority, (b) authorized under the laws of the jurisdiction of its incorporation or organization to assume the functions of the Collateral Agent and (c) not disqualified to act in such capacity pursuant to applicable gaming laws and regulations. If the appointment of such successor shall not have become effective (as provided in Section 3.9.3) within such 30 day period after the Collateral Agent shall have given such notice, then the Required First Lien Secured Parties may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent. Such court shall, after such notice as it may deem proper, appoint a successor Collateral Agent meeting the qualifications specified in this Section 3.9.2. The First Lien Secured Parties hereby consent to such petition and appointment so long as such criteria are met.

          3.9.3 The resignation of a Collateral Agent shall become effective on the date specified in the notice provided in accordance with Section 3.9.1. The removal of a Collateral Agent shall become effective only upon the execution and delivery of such documents or instruments as are necessary to transfer the rights and obligations of the Collateral Agent under the First Lien Security Documents and the recording or filing of such documents, instruments or financing statements as may be necessary to maintain the priority and perfection of any security interest granted by any First Lien Security Document. Copies of each such document or instrument shall be delivered to each Project Credit Party. The appointment of a successor Collateral Agent pursuant to Section 3.9.2 shall become effective upon the acceptance of such appointment (and execution by such successor of the documents, instruments or financing statements referred to above) and such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and shall be deemed to be the "Collateral Agent" hereunder.

          3.9.4 After any resignation or removal hereunder of the Collateral Agent, the indemnification provisions of this Agreement shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in connection with its agency hereunder while it was Collateral Agent.

   4. COLLATERAL, PRIORITY, SUBORDINATION AND RELEASE OF LIENS.

      4.1 LIENS AND SECURITY INTERESTS. The Project Credit Parties agree that each Secured Party shall have the benefit of the following Liens on and security interests in the Collateral:

          4.1.1 COLLATERAL FOR 2014 NOTES SECURED OBLIGATIONS. The 2014 Notes Secured Obligations shall be secured by a first priority Lien on and security interest in the 2014 Notes Separate Collateral, the First Lien Shared Collateral and the Shared Collateral, which first priority Lien and security interest in the First Lien Shared Collateral and the Shared Collateral shall be pari passu in priority with the Lien and security interest in the First Lien Shared Collateral and the Shared Collateral securing the Obligations securing any Permitted Additional Senior Secured Debt Agreement, subject to the sharing of proceeds provisions hereof.

          4.1.2 COLLATERAL FOR OTHER PERMITTED ADDITIONAL SENIOR SECURED DEBT. The Permitted Additional Senior Secured Debt Agreements shall be secured by a first priority Lien on and security interest in the First Lien Shared Collateral and the Shared Collateral, which first priority Lien and security interest in the First Lien Shared Collateral and the Shared Collateral shall be pari passu in priority with the Lien and security interest in the First Lien Shared Collateral and the Shared Collateral securing the 2014 Notes Secured Obligations, subject to the sharing of proceeds provisions hereof.

          4.1.3 COLLATERAL FOR LAKES SECURED OBLIGATIONS. The Lakes Secured Obligations shall be secured by a second priority Lien on and second priority security interest in the Shared Collateral, which second priority Lien and second priority security interest in the Shared Collateral shall be pari passu in priority with the Lien and security interest in the Shared Collateral securing the Obligations securing any Permitted Additional Junior Secured

Debt Agreement, subject to the sharing of proceeds provisions hereof, and subject and subordinate to the Lien and security interest in the Shared Collateral securing the First Lien Secured Obligations.

          4.1.4 COLLATERAL FOR PERMITTED ADDITIONAL JUNIOR SECURED DEBT. Any Permitted Additional Junior Secured Debt Agreements shall be secured by a second priority Lien on and security interest in the Shared Collateral, which second priority Lien and security interest in the Shared Collateral shall be pari passu in priority with the Lien and security interest in the Shared Collateral securing the Lakes Secured Obligations, subject to the sharing of proceeds provisions hereof and subject and subordinate to the Lien and security interest in the Shared Collateral securing the First Lien Secured Obligations.

      4.2 SEPARATE COLLATERAL. The 2014 Notes Separate Collateral secures only the 2014 Notes Secured Obligations, and no other Secured Party shall have any Liens thereon or any security interest therein. The First Lien Shared Collateral secures only the First Lien Secured Obligations, and no other Secured Party shall have any Liens thereon or any security interest therein.

      4.3 CONFIRMATION OF LIENS. Each Secured Party hereby confirms and agrees that the Liens and security interests held by or for the benefit of such Secured Party in the Collateral, as provided for in the preceding provisions of this
Section 4, shall secure all Obligations of the Borrower now or hereafter owing to such Secured Party in connection with the applicable Facility Agreement throughout the term of this Agreement, in each case with the priority specified in Section 4.1, notwithstanding (a) the availability of any other collateral to any Secured Party, (b) the execution, delivery, recording, filing or perfection of any of the Security Documents, or the order of such execution, delivery, recording, filing or perfection or the priorities which would otherwise result therefrom, (c) the fact that any Lien or security interest created by any of the Security Documents, or any claim with respect thereto, is or may be subordinated, avoided or disallowed in whole or in part under any Bankruptcy Law, (d) the taking of possession of any Shared Collateral or any First Lien Shared Collateral by any Project Credit Party (and such possession to be deemed to be on behalf of all Project Credit Parties for purposes of perfecting the security interest or Lien of each therein) or (e) any other matter whatsoever. All provisions of this Agreement, including but not limited to, all matters relating to the creation, validity, perfection, priority, subordination and release of the Liens and security interests intended to be created by any Security Document and all provisions regarding the allocation and priority of payments with respect to any Class of Secured Obligations shall survive any Insolvency or Liquidation Proceeding and be fully enforceable by and against each Project Credit Party during any such proceeding. In the event of an Insolvency or Liquidation Proceeding, each Secured Party further confirms and agrees that the Obligations due and outstanding under and with respect to each Class of Secured Obligations shall include all principal, additional advances permitted thereunder, interest, default interest, London Interbank Offered Rate (LIBOR) breakage and swap breakage, post petition interest and all other amounts due thereunder, for periods before and for periods after the commencement of any such proceedings, even if the claim for such amounts is disallowed pursuant to applicable law, and all proceeds from the sale or other disposition of the Collateral shall be paid to the Secured Parties in the order and priority provided for in this Section 4 notwithstanding the disallowance of any such claim or the invalidity or subordination of any Lien on or security interest in the

Collateral under applicable law and further notwithstanding any release of any such Lien or security interest pursuant to Section 4.4.

      4.4 RELEASES

          4.4.1 Great Lakes hereby represents and warrants that it has released all Liens on collateral securing Lakes Secured Obligations not constituting the Shared Collateral prior to the date hereof; Great Lakes further represents and agrees that it shall not allow any collateral not constituting the Shared Collateral to secure the Lakes Secured Obligations prior to the Discharge of the First Lien Secured Obligations.

          4.4.2 If in connection with the exercise of the First Lien Required Secured Party's remedies in respect of any Shared Collateral as provided for in
Section 5.2, the Collateral Agent, on behalf of the First Lien Secured Parties, releases its Liens on any part of the Shared Collateral, then the Liens of the Second Lien Secured Parties on the Shared Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Second Lien Secured Parties promptly shall execute and deliver to the Collateral Agent such termination statements, releases and other documents as the Collateral Agent may request to effectively confirm such release.

          4.4.3 If in connection with any sale, lease, exchange, transfer or other disposition of any Shared Collateral permitted under Section 4.10 of the 2014 Notes Indenture, the Collateral Agent, on behalf of the Required First Lien Secured Parties, releases its Liens on any part of the Shared Collateral, then the Liens of the Second Lien Secured Parties on such Shared Collateral shall be automatically, unconditionally and simultaneously released. The Second Lien Secured Parties promptly shall execute and deliver to the Collateral Agent such termination statements, releases and other documents as the Collateral Agent may request to effectively confirm such release.

          4.4.4 If in connection with the distribution by the Borrower of Net Loss Proceeds (as defined in the 2014 Notes Indenture) from any Event of Loss of any Shared Collateral as required under Section 4.30 of the 2014 Notes Indenture, the Collateral Agent, on behalf of the Required First Lien Secured Parties, releases its Liens on any part of the Shared Collateral, then the Liens of the Second Lien Secured Parties on such Shared Collateral shall be automatically, unconditionally and simultaneously released. The Second Lien Secured Parties promptly shall execute and deliver to the Collateral Agent such termination statements, releases and other documents as the Collateral Agent may request to effectively confirm such release.

          4.4.5 Until the Discharge of First Lien Secured Obligations shall occur, each of the Second Lien Secured Parties hereby irrevocably constitutes and appoints the Collateral Agent as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each of the Second Lien Secured Parties for the purpose of carrying out the terms of this
Section 4.4, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 4.4, including any endorsements or other instruments of transfer or release.

      4.4.5 Notwithstanding the release of any Lien in accordance with this
Section 4, the proceeds of any Collateral released in accordance with this
Section 4 by any Secured Party or any successor, assign or transferee shall be distributed in accordance with the terms of this Agreement.

   5. RIGHTS AND LIMITATION OF ACTIONS WITH RESPECT TO COLLATERAL.

      5.1 RIGHTS AND LIMITATIONS APPLICABLE TO SECOND LIEN SECURED PARTIES.

          5.1.1 Subject to Section 5.1.2, at any time prior to the Discharge of all First Lien Secured Obligations, the Second Lien Secured Parties shall not, and shall not authorize or direct any other Person acting for them or to, exercise any right or remedy with respect to any Collateral (including any right of set-off) or take any action to enforce, collect or realize upon any Collateral, including, without limitation, any right, remedy or action to:

      (a)   take possession of or control over any Collateral;

      (b)   exercise any collection rights in respect of any Collateral;

      (c) exercise any right of set-off against any property subject to any Lien securing any First Lien Secured Obligations;

      (d) foreclose upon any Collateral or take or accept any transfer of title in lieu of foreclosure upon any Collateral;

      (e)   enforce any claim to the proceeds of insurance upon any Collateral;

      (f) deliver any notice, claim or demand relating to the Collateral to any Person (including any securities intermediary, depositary bank or landlord) in the possession or control of any Collateral or acting as bailee, custodian or agent for any of the First Lien Secured Obligations in respect of any Collateral;

      (g) otherwise enforce any remedy available upon default for the enforcement of any Lien upon any Collateral;

      (h) deliver any notice or commence any proceeding for any of the foregoing purposes;

      (i) seek relief in any Insolvency or Liquidation Proceeding permitting it to do any of the foregoing; or

      (j) retain any proceeds of accounts and other obligations receivable paid to it directly by any account debtor.

          5.1.2 Notwithstanding the foregoing, nothing in this Section 5.1 shall prohibit, limit or restrict Great Lakes or any successor, assign or transferee of any portion of the Lakes Obligations from applying funds comprising Collateral as contemplated by the Lakes

Transaction Documents, so long as such application is permitted by the 2014 Notes Indenture and this Agreement.

          5.1.3 Notwithstanding Section 5.1.1, any right or remedy set forth in clauses (a) through (j) thereof may be exercised and any such action may be taken, authorized or instructed by the Second Lien Secured Parties as necessary to redeem any Collateral in a creditor's redemption permitted by law or to deliver (subject to the prior Discharge of the First Lien Secured Obligations) any notice or demand necessary to enforce any right to claim, take or receive proceeds of Collateral remaining after the Discharge of the First Lien Secured Obligations in the event of foreclosure or other enforcement of any Lien securing the First Lien Secured Obligations, so long as the enforcement of any such Lien securing the First Lien Secured Obligations is not adversely affected or delayed.

          5.1.4 Notwithstanding Section 5.1.1, any right or remedy set forth in clauses (a) through (j) thereof may be exercised and any such action may be taken, authorized or instructed by the Second Lien Secured Parties:

      (a) as necessary to perfect a Lien upon any Shared Collateral by any method of perfection except through possession or control; or

      (b) as necessary to create, prove, preserve or protect (but not enforce) the Liens upon any Shared Collateral securing the Second Lien Secured Obligations.

          5.1.5 Nothing in this Agreement or any other Facility Agreement shall affect the relative rights of the Second Lien Secured Parties, collectively, vis a vis creditors of the Borrower (other than the First Lien Secured Parties).

      5.2 RIGHTS AND LIMITATIONS APPLICABLE TO THE FIRST LIEN SECURED PARTIES.

          5.2.1 At all times until Discharge of all First Lien Secured Obligations, the Collateral Agent at the direction of the Required Secured Parties shall have the exclusive right to manage, perform and enforce the terms of the First Lien Security Documents with respect to all Shared Collateral and to exercise and enforce all privileges and rights thereunder according to its discretion and exercise of its business judgment, including, without limitation, the exclusive right to take the actions enumerated in clauses (a) through (j) of
Section 5.1.1.

      In connection therewith, provided that each of the First Lien Secured Parties acts in a commercially reasonable manner and otherwise in accordance with applicable law, each Second Lien Secured Party waives any and all rights to affect the method or challenge the appropriateness of any action by the First Lien Secured Parties and hereby consents to each of the First Lien Secured Parties exercising or not exercising such rights and remedies as if no Lien securing any Second Lien Secured Obligations existed, except only that the Second Lien Secured Parties reserve all rights granted by law (i) to request or receive notice of any sale of Shared Collateral in foreclosure of any Lien securing the First Lien Secured Obligations and (ii) to redeem any Shared Collateral or enforce any right to claim, take or receive proceeds of Shared Collateral remaining after the Discharge of the First Lien Secured Obligations as provided in Section 5.1.3.

      5.3 NOTIFICATION OF EVENTS OF DEFAULT. Each Project Credit Party hereby agrees, for the benefit of each other Project Credit Party, to use its best efforts to provide written notice to each other Project Credit Party within 10 Business Days after obtaining actual knowledge of the occurrence or assertion of an Event of Default under their respective Facility Agreements. No Project Credit Party shall have any liability to the other for failing to provide any such notice.

      5.4 CERTAIN WAIVERS BY SECOND LIEN SECURED PARTIES. To the fullest extent permitted by law, the Second Lien Secured Parties waive and agree not to assert or enforce, at any time prior to the Discharge of all First Lien Secured
Obligations:

      (a) any right of subrogation to the rights or interests of the First Lien Secured Parties or any claim or defense based upon impairment of any such right of subrogation (it being understood and agreed that the Second Lien Secured Parties shall have such subrogation rights as substantially provided in Section 2.11);

      (b) any right of marshalling accorded to a junior lienholder, as against a priority lienholder, under equitable principles; and

      (c) any statutory right of appraisal or valuation accorded to a junior lienholder in a proceeding to foreclose a senior Lien;

in each case, that otherwise may be enforceable in respect of any Lien securing any of the Second Lien Secured Obligations as against the First Lien Secured Parties.

      5.5 AGENT FOR PERFECTION. Each of the Project Credit Parties agrees to hold all Collateral that is part of the Shared Collateral in its respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either, as applicable) as agent for itself and the other Project Credit Parties solely for the purpose of perfecting the security interest granted to each in such Collateral subject to the terms and conditions of this Section 5.5. None of the Project Credit Parties shall have any obligation whatsoever to the other Project Credit Parties to assure that the Collateral is genuine or owned by the Borrower, or to preserve rights or benefits of any Person. The duties or responsibilities of each Project Credit Party under this Section 5.5 are and shall be limited solely to holding or maintaining control of the Collateral as agent for itself and the others for purposes of perfecting the Lien held by the Project Credit Parties. Persons acting pursuant to this Section 5.5 are not and shall not be deemed to be fiduciaries of any kind for any other Person.

      5.6 WHEN PROCEEDS MUST BE PAID OVER. Any payment received by any Second Lien Secured Party (including, without limitation, payments and prepayments made for application against the Second Lien Secured Obligations and all other payments and deposits made pursuant to any provision of any Permitted Additional Junior Secured Debt Agreement or any Second Lien Security Document) prior to the Discharge of all First Lien Secured Obligations when such payment is not expressly permitted by the terms of this Agreement shall be held in trust for the benefit of the First Lien Secured Parties and shall be turned over to the Collateral Agent promptly upon the request of the Collateral Agent or any other First Lien Secured Party.

   6. RIGHTS AND LIMITATIONS WITH RESPECT TO AMENDMENTS, WAIVERS AND OTHER ACTIONS UNDER FACILITY AGREEMENTS.

      6.1 RIGHTS AND LIMITATIONS APPLICABLE TO SECOND LIEN SECURED PARTIES. Prior to the Discharge of the First Lien Secured Obligations, the Second Lien Secured Parties will not enter into, authorize or direct, any amendment of or supplement to any Second Lien Security Document relating to any Collateral that would make such document inconsistent in any material respect with the comparable provisions of the First Lien Security Document upon such Collateral. For purposes of the foregoing, any provision granting rights or powers to any Second Lien Secured Party that are not granted to the First Lien Secured Parties will constitute a material inconsistency. For avoidance of doubt, each Project Credit Party acknowledges and agrees (i) that certain inconsistencies referred to in the Release and Indemnification Agreement, dated as of June 22, 2006, by and among Lakes, Great Lakes, Banc of America Securities LLC, Banc of America Leasing & Capital, LLC, Bank of America, N.A., Fifth Third Bank and U.S. Bank National Association (the "RELEASE") exist between (A) the 2014 Notes Indenture and other First Lien Security Documents, and (B) the Lakes Transaction Documents and (ii) that the existence of such inconsistencies shall not be deemed a breach of this Section 6.1.

      6.2 RIGHTS AND LIMITATIONS APPLICABLE TO THE FIRST LIEN SECURED PARTIES.

          6.2.1 The First Lien Secured Parties may at any time and from time to time, without the consent of or notice to any Second Lien Secured Party, without incurring any responsibility or liability to any Second Lien Secured Party and without in any manner prejudicing, affecting or impairing the ranking or priority of the Liens and the security interests in the Collateral created by the First Lien Security Documents or the rights and obligations of the Project Credit Parties hereunder, take (or instruct the Collateral Agent to take) any of the following, subject to the provisions of Section 5.2:

      (a) make loans and advances to the Borrower or issue, guaranty or obtain letters of credit for account of the Borrower or otherwise extend credit to the Borrower in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or Event of Default or failure of condition is then continuing;

      (b) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, compromise, accelerate, extend or, subject to Section 10.14, refinance any First Lien Secured Obligations or any agreement, guaranty, Lien or obligation of the Borrower or any other Person in any manner related thereto, or otherwise amend, supplement or change in any manner any First Lien Secured Obligations or Liens securing First Lien Secured Obligations or any such agreement, guaranty, Lien or obligation;

      (c) increase or reduce the amount of any First Lien Secured Obligation or the interest, premium, fees or other amounts payable in respect thereof;

      (d) release or discharge any First Lien Secured Obligation or any guaranty thereof or any agreement or obligation of the Borrower or any other Person with respect thereto;

      (e) take or fail to take any first priority Lien or any other collateral security for any First Lien Secured Obligation or take or fail to take any action which may be necessary or appropriate to ensure that any Lien securing a First Lien Secured Obligation or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any First Lien Secured Obligation or any other obligation secured thereby;

      (f) release, discharge or permit the lapse of any or all Liens securing a First Lien Secured Obligation or any other Liens upon any property at any time;

      (g) exercise or enforce, in any manner, order or sequence, or fail to exercise or enforce, any right or remedy against the Borrower or any collateral security or any other Person or property in respect of any First Lien Secured Obligation or any Lien securing any First Lien Secured Obligation or any right or power under the First Lien Security Documents and hereunder and apply any payment or proceeds of collateral in any order of application; or

      (h) sell, exchange, release, foreclose upon or otherwise deal with any property that may at any time be subject to any Lien securing any First Lien Secured Obligation.

          6.2.2 No (a) exercise, delay in exercising or failure to exercise any right arising under the First Lien Security Documents or this Agreement, (b) act or omission of any First Lien Secured Party in respect of the Borrower or any other Person or any collateral security for any First Lien Secured Obligation or any right arising under the First Lien Security Documents and hereunder, (c) change, impairment, or suspension of any right or remedy of any First Lien Secured Party, or (d) other act, failure to act, circumstance, occurrence or event, including, without limitation, the acts listed in Section 6.2.1, which, but for this provision, would or could act as a release or exoneration of the agreements or obligations of any Second Lien Secured Party hereunder shall in any way affect, decrease, diminish or impair any of such agreements or obligations, including, without limitation, the Lien subordination provisions and the standstill obligations set forth in Sections 4.1 and 5.1.

      6.3 WAIVERS AND DEFERRALS OF PAYMENTS. Any Project Credit Party may, without the consent of the other Project Credit Parties, defer any payments due under its Class of Secured Obligations or waive any provisions thereof.

      6.4 LIMITATION OF LIABILITY

          6.4.1 Except as expressly set forth herein (and, with respect to any rights or obligations among Secured Parties within the same Class, in their respective Facility

Agreements), no Secured Party will have any duty, express or implied, fiduciary or otherwise, to any other Secured Party.

          6.4.2 To the maximum extent permitted by law, each Second Lien Secured Party waives any claim it may have against any First Lien Secured Party with respect to or arising out of any action or failure to act or any error of judgment or negligence (but not gross negligence, willful misconduct or any breach of this Agreement) on the part of any First Lien Secured Party or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies in respect of the Secured Obligations or under any Security Documents or any transaction relating to the Collateral. Neither any First Lien Secured Party nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, except to the extent arising out of breach of this Agreement by or out of the gross negligence or willful misconduct of such Secured Party or any of their respective directors, officers, employees or agents, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or upon the request of any Second Lien Secured Party or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

          6.4.3 Each Second Lien Secured Party (subject to its respective Facility Agreement) shall be responsible for keeping itself informed of the financial condition of the Borrower and its Affiliates and all other circumstances bearing upon the risk of nonpayment of any Secured Obligations. Except as set forth in Section 5.3, no First Lien Secured Party shall have any duty to advise any other Project Credit Party of information regarding such condition or circumstances or as to any other matter. Subject, with respect to any rights and obligations among Secured Parties of the same Class, to the provisions of their respective Facility Agreements, if any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other Secured Party, it shall be under no obligation to provide any similar information on any subsequent occasion, to provide any additional information, or undertake any investigation, or to disclose any information which, pursuant to accepted or reasonable commercial finance practice, it wishes to maintain confidential.

   7. INSOLVENCY OR LIQUIDATION PROCEEDINGS

      7.1 RIGHT TO FILE INVOLUNTARY BANKRUPTCY. Notwithstanding any other provision of this Agreement to the contrary, any Project Credit Party shall be entitled, at any time and at its sole discretion, to initiate or join as a petitioning creditor in an involuntary Insolvency or Liquidation Proceeding against the Borrower; provided, however, that, until the prior Discharge of all First Lien Secured Obligations, none of the Second Lien Secured Party shall, without the prior written consent of the Collateral Agent, acting at the direction of the Required First Lien Secured Parties, initiate or join as a petitioning creditor in an involuntary Insolvency or Liquidation Proceeding against the Borrower.

      7.2 CERTAIN AGREEMENTS AND CONSENTS BY SECOND LIEN SECURED PARTIES.

          7.2.1 At no time prior to the Discharge of all First Lien Secured Obligations shall any Second Lien Secured Party:

      (a) request judicial relief in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the exercise or enforcement of any right or remedy otherwise available to the holders of First Lien Secured Obligations that would limit, invalidate, avoid or set aside any Lien securing the First Lien Secured Obligations or subordinate the Lien securing the First Lien Secured Obligations to the Liens securing the Second Lien Secured Obligations or grant the Liens securing the Second Lien Secured Obligations equal ranking to the Liens securing the First Lien Secured Obligations;

      (b) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Liens securing the First Lien Secured Obligations made by any holder of First Lien Secured Obligations in any Insolvency or Liquidation Proceeding;

      (c) oppose or otherwise contest any exercise by any holder of First Lien Secured Obligations of the right to credit bid First Lien Secured Obligations at any sale in foreclosure of Lien securing the First Lien Secured Obligations; or

      (d) oppose or otherwise contest any other request for judicial relief made in any court by any holder of First Lien Secured Obligations relating to the enforcement of any Lien securing the First Lien Secured Obligations.

            7.2.2 If, in any Insolvency or Liquidation Proceeding prior to the Discharge of all First Lien Secured Obligations, the First Lien Secured Parties:

      (a) consent to any order for use of cash collateral for payment of (i) expenses reasonably necessary or appropriate for the conduct of the Project or for the preservation of the Collateral, (ii) debt secured by Liens upon the Shared Collateral that are senior to the Liens securing the Second Lien Secured Obligations or (iii) administrative expenses arising in connection with the Insolvency or Liquidation Proceeding;

      (b) consent to any order granting any priming Lien, replacement Lien, cash payment or other relief on account of First Lien Secured Obligations as adequate protection (or its equivalent) for the interests of the First Lien Secured Parties in property subject to the Liens securing the First Lien Secured Obligations in connection with any order for use of cash collateral; or

      (c) consent to any order relating to any sale of assets of the Borrower and providing, to the extent the sale is to be free and clear of Liens, that all such Liens shall attach to the proceeds of the sale (except that the First Lien Secured Parties need not admit, consent to or support any valuation of the Collateral alleged in support of the allowance of any secured claim based upon the Liens securing the Second Lien Secured Obligations), then, the Second Lien Secured Parties will not oppose or otherwise contest the entry of such order, except that any such order relating to a sale of assets may be opposed or otherwise contested by them based on any ground that may be asserted by a holder of unsecured claims (but not on any grounds arising from or relating to any Lien securing the Second Lien Secured Obligations or any secured claim or secured creditor rights based on any Lien securing the Second Lien Secured Obligations, provided that such sale is conducted in a commercially reasonable manner and otherwise in accordance with applicable law).

          7.2.3 If, in any Liquidation or Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, on more than one Class of Secured Obligations, then, to the extent the debt obligations distributed on such account are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

          7.2.4 The Second Lien Secured Parties will not assert or enforce, at any time prior to the Discharge of the First Lien Secured Obligations, any claim under Section.506(c) of the United States Bankruptcy Code with respect to the Liens securing the First Lien Secured Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

          7.2.5 If, for purposes of valuation of the secured claims of the First Lien Secured Parties in any Insolvency or Liquidation Proceeding, the First Lien Secured Parties determine, and the Collateral Agent or any other First Lien Secured Party notifies any Project Credit Party on behalf of any Class of Second Lien Secured Obligations, that the Collateral should be valued as of any particular time in the period from the date of commencement of such Insolvency or Liquidation Proceeding to the date of confirmation of any plan of reorganization or other dispositive restructuring plan therein, then the Second Lien Secured Parties shall not oppose or otherwise contest that the date as of which such secured claims should be valued is the date chosen by the First Lien Secured Parties. The Second Lien Secured Parties shall not have the right to assert the lack of adequate protection of their Liens or the collateral securing the Second Lien Secured Obligations as a basis for opposing a motion or other relief sought in any Insolvency or Liquidation Proceeding and approved by the First Lien Secured Parties.

          7.2.6 If, in connection with the approval by creditors of any plan of reorganization or other dispositive restructuring plan in any Insolvency or Liquidation Proceeding, either:

      (a) secured claims based upon the Second Lien Secured Obligations are classified in the same class of secured claims as secured claims based upon the First Lien Secured Obligations; or

      (b) secured claims based upon the Second Lien Secured Obligations are classified in a separate class from secured claims based upon the First Lien Secured Obligations and are treated under such plan as an impaired secured class, and such plan could not lawfully be confirmed or approved by the court in such Insolvency or Liquidation Proceeding unless the class of secured claims based upon the Second Lien Secured Obligations votes, as a class or as classes, to accept such plan;

then the holders of secured claims based upon the Second Lien Secured Obligations shall not vote such secured claims to accept such plan if: (i) the Collateral Agent or any other First Lien Secured Party notifies the holders of such secured claims (in such manner and to such Person at such addresses as each Project Credit Party on behalf of any Class of Second Lien Secured Obligations may direct), at least 5 Business Days before ballots are due in the voting on such plan, that fewer than the holders of two-thirds in amount of secured claims based upon the 2014 Notes Secured Obligations or fewer than the holders of two-thirds in amount of secured claims based upon Obligations under any Permitted Additional Senior Secured Debt Agreement will vote, in each case as a separate class (or as if they were a separate class), to accept such plan, (ii) such notice is not withdrawn by the Collateral Agent or any other First Lien Secured Party by written notice to such Project Credit Party (or, if required by law, to the holders of such secured claims) and (iii) such plan is not accepted by the holders of secured claims based upon the First Lien Secured Obligations voting as a separate class (or as if they were a separate class).

      The Project Credit Party on behalf of each Class of Second Lien Secured Obligations shall provide the Collateral Agent with such information as may be available to such Project Credit Party as to the names and notice addresses of the holders of secured claims based upon such Class of Second Lien Secured Obligations. The notice described in clause (i) of the preceding paragraph shall be conclusively deemed sufficiently given if mailed by ordinary mail, postage prepaid, to such names and addresses. No ballot voting a secured claim based upon any of the Second Lien Secured Obligations shall be delivered in respect of any such plan by any holder of secured claims based upon any of the Second Lien Secured Obligations prior to the last date on which the notice described in clause (i) may be given. Any ballot cast in violation of this Section 7.2.6 will be invalid.

          7.2.7 Until the Discharge of the First Lien Secured Obligations has occurred, if the Borrower shall be subject to any Insolvency or Liquidation Proceeding and the Collateral Agent shall, acting in accordance with the First Lien Documents, agree to permit the use of "Cash Collateral" (as such term is defined in Section 363(a) of the Bankruptcy Code), on which a Lien has been granted to the Collateral Agent pursuant to the First Lien Documents or to permit the Borrower to obtain financing, whether from any of the First Lien Secured Parties or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law ("DIP FINANCING"), then each Second Lien Secured Party agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meet the following requirements: (i) it is on commercially reasonable terms, (ii) each Second Lien Secured Party retains the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the Shared Collateral, and (iii) the terms of the DIP Financing (a) do not compel the Borrower to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document and (b) do not expressly require the liquidation of the Shared Collateral prior to a default under the DIP Financing documentation or Cash Collateral order. To the extent the Liens securing the First Lien Secured Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, each Second Lien Secured Party will subordinate any Liens in the Shared Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto). Each Second Lien Secured Party agrees that, so long as it is actually receiving adequate protection on a current basis (and cash payments included therein are not being deferred), it shall not directly or indirectly propose or support any DIP Financing which the Collateral Agent on behalf of the First Lien Secured Parties has not approved. For purposes of this Section 7.2.7 only, any adequate protection that is either not requested or affirmatively waived by the Second Lien Secured Parties shall be deemed to be received by the Second Lien Secured Parties. If the bankruptcy court hearing any motion of the Second Lien Secured Parties for allowance of adequate protection does not approve same, such disapproval shall constitute a failure to receive same under this Section 7.2.7, unless cured by the Collateral Agent on behalf of the First Lien Secured Parties, who shall have the right but not the obligation to do so.

   8. APPLICATION OF PROCEEDS OF SHARED COLLATERAL.

      8.1 APPLICATION OF PROCEEDS GENERALLY. Other than (i) the Net Proceeds from any Asset Sale and (ii) the Net Loss Proceeds from any Event of Loss, in each case involving any or all of the Shared Collateral or the First Lien Shared Collateral, both of which shall be applied in accordance with the 2014 Notes Indenture or, in the case of any such Net Loss Proceeds prior to the termination of the Disbursement Agreement, in accordance with the Disbursement Agreement, all monies collected by the Collateral Agent or any other Secured Party upon any sale or other disposition of any Shared Collateral or any First Lien Shared Collateral pursuant to the enforcement of any of the First Lien Security Documents with respect to Shared Collateral or First Lien Shared Collateral or the exercise of any of the remedial provisions thereof, together with all other monies received by the Collateral Agent or any other Secured Party hereunder or under any Security Document with respect to Shared Collateral or First Lien Shared Collateral as a result of any such enforcement or the exercise of any such remedial provisions or as a result of any distribution of any Shared Collateral or any First Lien Shared Collateral upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and Indebtedness of the Borrower, or the application of any Shared Collateral or any First Lien Shared Collateral to the payment thereof or any distribution of the Shared Collateral or the First Lien Shared Collateral upon the liquidation or dissolution of the Borrower, or the winding up of the assets or business of the Borrower, or any distribution made on or in connection with any Facility Agreement or otherwise payable under any Security Document with respect to Shared Collateral or the First Lien Shared Collateral Shared Collateral shall be applied as follows:

      With respect to Shared Collateral:

      (a) first, to the payment of all amounts owing to the Collateral Agent in the event of any proceeding for the collection or enforcement of any Indebtedness or payment obligations of the Borrower, after an Event of Default under the 2014 Notes Indenture shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Shared Collateral, or of any exercise by the Collateral Agent of its rights hereunder or under the First Lien Security Documents with respect to Shared Collateral, together with reasonable attorneys' fees and court costs;

      (b) second, to the extent proceeds remain after the application pursuant to the preceding clause (a), an amount equal to the outstanding Primary Obligations shall be paid to the First Lien Secured Parties as provided in Section 8.2, with each Class of First Lien Secured Parties collectively receiving an amount equal to their respective aggregate outstanding Primary Obligations or, if the proceeds are insufficient to pay in full in cash all such Primary Obligations, their respective Pro Rata Share of the amount remaining to be distributed;

      (c) third, to the extent proceeds remain after the application pursuant to the preceding clauses (a) and (b), an amount equal to the outstanding Secondary Obligations shall be paid to the First Lien Secured Parties as provided in Section 8.2, with each Class of First Lien Secured Parties collectively receiving an amount equal to their respective aggregate outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full in cash all such Secondary Obligations, their respective Pro Rata Share of the amount remaining to be distributed;

      (d) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (a) through (c), inclusive, an amount equal to the outstanding Primary Obligations shall be paid to the Second Lien Secured Parties as provided in Section 8.2, with each Class of Second Lien Secured Parties collectively receiving an amount equal to their respective aggregate outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, their respective Pro Rata Share of the amount remaining to be distributed;

      (e) fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (a) through (d), inclusive, an amount equal to the outstanding Secondary Obligations shall be paid to the Second Lien Secured Parties as provided in Section 8.2, with each Class of Second Lien Secured Parties collectively receiving an amount equal to their respective aggregate outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full in cash all such Secondary Obligations, their respective Pro Rata Share of the amount remaining to be distributed;

      (f) sixth, to the extent proceeds remain after the application pursuant to the preceding clauses (a) through (e), inclusive, and following the termination of this Agreement pursuant to the terms hereof, to the Borrower under its respective Security Documents, or to whomever may be lawfully entitled to receive such surplus;

      With respect to First Lien Shared Collateral:

      (a) first, to the payment of all amounts owing to the Collateral Agent in the event of any proceeding for the collection or enforcement of any Indebtedness or payment obligations of the Borrower, after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the First Lien Shared Collateral, or of any exercise by the Collateral Agent of its rights hereunder or under the First Lien Security Documents with respect to First Lien Shared Collateral, together with reasonable attorneys' fees and court costs;

      (b) second, to the extent proceeds remain after the application pursuant to the preceding clause (a), an amount equal to the outstanding Primary Obligations shall be paid to the First Lien Secured Parties as provided in Section 8.2, with each Class of First Lien Secured Parties collectively receiving an amount equal to their respective aggregate outstanding Primary Obligations or, if the proceeds are insufficient to pay in full in cash all such Primary Obligations, their respective Pro Rata Share of the amount remaining to be distributed;

      (c) third, to the extent proceeds remain after the application pursuant to the preceding clauses (a) and (b), an amount equal to the outstanding Secondary Obligations shall be paid to the First Lien Secured Parties as provided in Section 8.2, with each Class of First Lien Secured Parties collectively receiving an amount equal to their respective aggregate outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full in cash all such Secondary Obligations, their respective Pro Rata Share of the amount remaining to be distributed;

      (d) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (a) through (c), inclusive, and following the termination of this Agreement pursuant to the terms hereof, to the Borrower under its respective Security Documents, or to whomever may be lawfully entitled to receive such surplus.

      8.2 CERTAIN TERMS. For purposes of this Agreement (a) "PRO RATA SHARE" means, when calculating each Class of Secured Parties' respective portions of any distribution or amount, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then aggregate unpaid amount of the Primary Obligations or Secondary Obligations, as the case may be, owed to such Class of Secured Parties and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be,
(b) "PRIMARY OBLIGATIONS" means all Obligations under such Class of Secured Obligations, in each case excluding indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities (except, with respect to Great Lakes or any successor, assign or transferee of any portion of the Lakes Obligations, "Primary Obligations" shall include, without limitation, the management fee and other Management Agreement Obligations) and
(c)

"SECONDARY OBLIGATIONS" means all other obligations owed to such Class of Secured Parties other than Primary Obligations; provided, however, that the principal amount will be calculated without duplication of the underlying obligation for any guarantees.

      8.3 SHARING OF NON-PRO RATA PAYMENTS. Each First Lien Secured Party agrees that in the event any First Lien Secured Party shall obtain payment that is not a Pro Rata Payment of any amounts due to it on or in respect of any First Lien Secured Obligations and such payment arises from the items or circumstances listed in items (a), (b) or (c) below, then such First Lien Secured Party shall promptly remit to the Collateral Agent for distribution to other First Lien Secured Parties the portion of such payment necessary to ensure that each First Lien Secured Party shall have received a Pro Rata Payment; provided that, if at such time redistribution of such payment in such manner is inadvisable in the reasonable judgment of the Collateral Agent, then at the request of such First Lien Secured Party, the Project Credit Parties representing such First Lien Secured Parties shall promptly consult with each other to determine whether there is a preferable manner to make equitable adjustments (including the purchase by such First Lien Secured Parties) to permit all First Lien Secured Parties to share such payment (net of expenses incurred by the recipient First Lien Secured Party in obtaining or preserving such payment) pro rata (in accordance with the definition of Pro Rata Payment). If any such redistributed or shared payment is rescinded or must otherwise be restored by the First Lien Secured Party who originally obtained such payment, then each First Lien Secured Party which shares the benefit of such payment shall return to such First Lien Secured Party its portion of the payment so rescinded or required to be restored. The payments that are subject to the foregoing provisions are those that: (a) arise from any exercise of a right of setoff, banker's Lien or counterclaim, or from any security or from any realization (whether through attachment, foreclosure or otherwise) of assets of the Borrower, (b) are made after an Event of Default has occurred and is continuing, or (c) are made in connection with the events or circumstances described in Section 3.08 of the 2014 Notes Indenture, but in the case of this clause (c), only to the extent that a prepayment of principal outstanding under any Class of First Lien Secured Obligations is required in connection with the same events or circumstances.

      8.4 OVERPAYMENTS. When payments to Secured Parties are based upon their respective Pro Rata Shares, the amounts received by such Secured Parties hereunder shall be applied (for purposes of making determinations under this Section 8 only) (a) first, to their Primary Obligations and (b) second, to their Secondary Obligations. If any payment to any Secured Party of its Pro Rata Share of any distribution would result in overpayment to such Secured Party, then (x) such Secured Party shall promptly notify the other Secured Parties within the same Class as such Secured Party of such overpayment and (y) the amount of such overpayment shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Parties of such Class. Each Secured Party of such Class whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full shall receive an amount equal to such overpayment amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Party and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Parties entitled to such distributions.

      8.5 PAYMENT TO CLASS REPRESENTATIVES. All payments required to be made under this Section 8 shall be made, with respect to each Class of Secured Parties, to the Project Credit Party acting on behalf of such Class. Each such Project Credit Party shall apply such funds in accordance with its respective Facility Agreement.

   9. REPRESENTATIONS AND WARRANTIES. Each party hereto represents and warrants to each other party as follows:

      9.1 ORGANIZATION. It is duly organized and is validly existing under the laws of the jurisdiction under which it was organized with full power to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.

      9.2 AUTHORIZATION. All actions necessary to authorize the execution, delivery and performance of this Agreement on behalf of such party have been duly taken, and all such actions continue in full force and effect as of the date hereof.

      9.3 BINDING AGREEMENT. It has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid, and binding agreement of such party enforceable in accordance with its terms and subject to (a) Bankruptcy Laws, and (b) principles of equity, which may apply regardless of whether a proceeding is brought in law or in equity.

      9.4 NO CONSENT REQUIRED. To the best of its knowledge, no consent of any other party (other than any consent that would otherwise be required to avoid conflicts referred to in the Release) and no consent, license, approval, or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery, or performance by such party of this Agreement or consummation by such party of the transactions contemplated by this Agreement.

      9.5 NO CONFLICT. None of the execution, delivery, and performance of this Agreement nor the consummation of the transactions contemplated by this Agreement will (a) violate or conflict with any provision of the organizational or governing documents, if any, of such party; (b) to the best of its knowledge, violate, conflict with, or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, would constitute) a default under the terms of any contract, mortgage, lease, bond, indenture, agreement, or other instrument to which such party is a party or to which any of its properties are subject, other than certain conflicts with the Lakes Transaction Documents referred to in the Release, it being acknowledged that the performance of this Agreement and the consummation of the transactions contemplated by this Agreement may conflict; (c) to the best of its knowledge, result in the creation of any Lien, charge, encumbrance, mortgage, lease, claim, security interest, or other right or interest upon the properties or assets of such party pursuant to the terms of any such contract, mortgage, lease, bond, indenture, agreement, franchise, or other instrument; (d) violate any judgment, order, injunction, decree, or award of any court, arbitrator, administrative agency, or governmental or regulatory body of which it has knowledge against, or binding upon such party or upon any of the securities, properties, assets, or business of such party; or (e) to the best of its knowledge, constitute a violation by such party of any statute, law, or regulation that is applicable to such party.

   10. MISCELLANEOUS PROVISIONS.

      10.1 NOTICES; ADDRESSES. Any communications between the Project Credit Parties hereto or notices herein to be given may be given to the following addressees:

If to the 2014 Notes Indenture Trustee:  U.S. Bank National Association
                                         Corporate Trust Services
                                         EP-MN-WS3C
                                         60 Livingston Avenue
                                         St. Paul, Minnesota 55107-1419
                                         Attention: Raymond S. Haverstock

If to Great Lakes:                       Great Lakes Gaming of Michigan, LLC
                                         Lakes Entertainment, Inc.
                                         130 Cheshire Lane
                                         Minnetonka, Minnesota  55305
                                         Attention:  Timothy J. Cope, President

                                         with a copy to:

                                         Lakes Entertainment, Inc.
                                         130 Cheshire Lane
                                         Minnetonka, Minnesota  55305
                                         Facsimile: [__]
                                         Attention:  [Damon Schramm]

                                         with a copy to:

                                         [Hamilton Quigley & Twait, PLC]
                                         First National Bank Building, Suite
                                         W1450
                                         332 Minesota Street
                                         Saint Paul, Minnesota  55101
                                         Facsimile:  [__]
                                         Attention:  Kevin Quigley

                                         with a copy to:

                                         Gray, Plant, Mooty, Mooty & Bennett,
                                         P.A.
                                         500 IDS Center
                                         80 South Eight Street
                                         Minneapolis, Minnesota 55402-3796
                                         Attention:  Daniel R. Tenenbaum

If to the Collateral Agent:              U.S. Bank National Association
                                         Corporate Trust Services
                                         EP-MN-WS3C
                                         60 Livingston Avenue
                                         St. Paul, Minnesota 55107-1419
                                         Attention: Raymond S. Haverstock

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by reputable overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or
(d) if sent by prepaid telex, or by telecopy with correct answer back received. Notice so given shall be effective upon receipt by the addressee, except that any communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is validly transmitted if transmitted before 4 p.m., recipient's time, and if transmitted after that time, on the next following Business Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving of no less than twenty (20) days' notice to the other parties in the manner set forth hereinabove.

      10.2 FURTHER ASSURANCES. Each party hereto (a) shall deliver to each other party, to the Disbursement Agent and to any Securities Intermediary such instruments, agreements, certificates and documents as any such Person may reasonably request to confirm the validity and priority of the Liens on and security interests in the Collateral granted pursuant to the Security Documents as affected hereby, (b) shall fully cooperate with each other, with the Disbursement Agent and with any Securities Intermediary, and (c) shall perform all additional acts reasonably requested by any such Person to effect the purposes of this Agreement. Without limiting the generality of the foregoing, Great Lakes shall fully cooperate with the Borrower and any other Person in connection with the incurrence by the Borrower of Indebtedness under any proposed Permitted Additional Junior Secured Debt Agreement, provided that Great Lakes and any other holders of the Lakes Secured Obligations, in their sole discretion, have given their prior written consent to the incurrence of such Indebtedness.

      10.3 WAIVER. Any waiver, permit, consent or approval of any kind or character on the part of any of the parties hereto, the Disbursement Agent or any Securities Intermediary of any Event of Default or other breach or default under this Agreement, any Security Document or any other Facility Agreement, or any waiver on the part of any of the parties hereto, the Disbursement Agent or any Securities Intermediary, of any provision or condition of this Agreement or any other operative document, must be in writing and shall be effective only to the extent in such writing specifically set forth.

      10.4 ENTIRE AGREEMENT. As among the parties hereto, this Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof, all of which negotiations and writings are deemed void and of no force and effect. As among the parties hereto, in the event of any conflict between the terms of this Agreement and the terms of the Disbursement Agreement, the terms of this Agreement shall control.

      10.5 GOVERNING LAW. This Agreement shall be governed by the laws of State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such state without regard to the conflict of law rules thereof other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

      10.6 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

      10.7 HEADINGS. Section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

      10.8 LIMITATIONS ON LIABILITY. In addition to requirements under Section 6.4, no claim shall be made by any party hereto or any of its Affiliates against any other party hereto, the Disbursement Agent, any Securities Intermediary or any of their respective Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or any act or omission or event occurring in connection therewith; and each party hereto hereby waives, releases and agrees not to sue upon any such claim for any such special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      10.9 CONSENT OF JURISDICTION, WAIVER OF IMMUNITY. Any legal action or proceeding arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York. By execution and delivery of this Agreement, each Project Credit Party, accepts, for its and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Agreement and irrevocably consents to the appointment of CT Corporation, a woltersKluwer Company, located at 111 Eighth Avenue, 13th Floor; New York, NY 10011; telephone: 212-590-9310; facsimile: 212-590-9190, as its agent to receive service of process in New York, New York. Nothing herein shall affect the right to serve process in any other manner including judicial or non-judicial foreclosure of real property interests which are part of the Collateral. Each party hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with any or all of the Project, this Agreement or any other operative document brought before the foregoing courts on the basis of forum non-conveniens.

      10.10 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, this Agreement shall terminate upon the Discharge of all but one of the Classes of Secured Obligations (and each Secured Party whose Secured Obligations have been Discharged shall cease to be a party hereto with respect to such Secured Obligations upon such Discharge). Upon the Discharge of all but one of the Classes of Secured Obligations, the Collateral Agent or the Project Credit Party whose Secured Obligations are last to be Discharged, as applicable, agrees to deliver any and all Shared Collateral of which it has possession (subject to the terms of the applicable Security Documents), either directly or through an agent, custodian or other representative as requested by the Project Credit Party whose Secured Obligations have not been discharged, and to notify each Securities Intermediary, each counterparty to a consent and such other Persons as such Project Credit Party may reasonably request that such obligations have been terminated and discharged in full.

      10.11 COUNTERPARTS. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties hereto listed below shall constitute a single binding agreement.

      10.12 NO THIRD PARTY BENEFICIARIES. Except for the 2014 Noteholders, any other First Lien Secured Parties, any Second Lien Secured Parties, the Disbursement Agent and each Securities Intermediary, the parties hereto do not intend the benefits of this Agreement to inure to the benefit of nor shall it be enforceable by any third party (including, without limitation, the Borrower or any of its Affiliates) nor shall this Agreement be construed to make or render any party hereto liable to any third party (including, without limitation, the Borrower or any of its Affiliates) for the performance or failure to perform any obligations hereunder.

      10.13 CO-COLLATERAL AGENTS; SEPARATE COLLATERAL AGENTS. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Shared Collateral or the First Lien Shared Collateral shall be located, or the Collateral Agent shall be advised by counsel, satisfactory to it and to the 2014 Notes Indenture Trustee, that it is necessary or prudent in the interest of the Collateral Agent or the First Lien Secured Parties to conform to such law, the Collateral Agent shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more individuals approved by the Collateral Agent and the 2014 Notes Indenture Trustee, either to act as co-collateral agent or co-collateral agents jointly with the Collateral Agent originally named herein or any successor or successors, or to act as a separate or sub-collateral agent or agents of the Collateral Agent and the First Lien Secured Parties in respect of the Shared Collateral and/or First Lien Shared Collateral. Any co-collateral agent or separate or sub-collateral agent appointed to act with respect to the Project shall meet the requirements for a successor Collateral Agent set forth in Section 3.9.

      (b) Every separate or sub-collateral agent (and all references herein to a "separate collateral agent" shall be deemed to refer also to a "sub-collateral agent" or a "collateral sub-agent") and every co-collateral agent, other than any collateral agent which may be appointed as successor to any Collateral Agent, shall, to the extent permitted by applicable law, be appointed and act and be such, subject to the following provisions and conditions, namely:

          (i) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Collateral Agent in respect of the custody, control and management of monies, papers or securities shall be exercised solely by the Collateral Agent hereunder;

          (ii) all rights, remedies, powers, duties and obligation conferred upon, reserved or imposed upon the Collateral Agent hereunder shall be conferred, reserved or imposed and exercised or performed by the Collateral Agent and such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, jointly or severally, as shall be provided in the instrument appointing such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, remedies, powers, duties and obligations shall be exercised and performed by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

          (iii) no power given hereby to, or which it is provided hereby may be exercised by, any such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents shall be exercised hereunder by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents except (subject to applicable law) jointly with, or with the consent or at the direction in writing of, the Collateral Agent;

          (iv) all provisions of this Agreement relating to the Collateral Agent or to releases of Collateral shall apply to any such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents;

          (v) no collateral agent constituted under this Section 10.13 shall be personally liable by reason of any act or omission of any other separate or co-collateral agent or the Collateral Agent hereunder; and

          (vi) subject to clause (c) below, the Collateral Agent at any time by an instrument in writing, executed by it, may (x) accept the resignation of any such separate collateral agent or co-collateral agent, (y) remove any such separate collateral agent or co-collateral agent, and in that case, by an instrument in writing executed by the Collateral Agent, and (z) appoint a successor to such separate collateral agent or co-collateral agent.

      (c) Notwithstanding any other provision of this Section 10.13, the Collateral Agent shall not appoint any separate collateral agent or co-collateral agent at the objection of any Project Credit Party.

      10.14 AMENDMENTS.

          10.14.1 Upon any refinancing of any Class of Secured Obligations, or the incurring of other Indebtedness of the Borrower (subject to the rights of the existing Project Credit Parties under this Agreement or their respective financing agreements with respect to any such refinancing or other Indebtedness), the applicable lender shall be bound by the terms of this Agreement (and, with respect to any refinancing of the 2014 Notes, the financing agreements relating thereto shall incorporate the provisions of the 2014 Notes Indenture referenced in Sections 2.1 and 2.3 with respect to permitted payments of the Lakes Obligations) and such lender, or an agent or trustee on its behalf, and the parties hereto shall execute and deliver an amendment to this Agreement to make such Person a party hereunder. Any such new party shall also execute any other joinder agreements, amendments or counterparts to any existing credit or security documents to which each of the existing party is a party, as required by such documents or as reasonably requested by the Collateral Agent.

          10.14.2 Except as otherwise set forth in this Section 10.14.2, no amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in a writing signed by each party hereto and, if such amendment, modification or waiver affects the rights or obligations of the Collateral Agent, a writing signed by the Collateral Agent.

      10.15 ADDITIONAL SECURED PARTIES. Upon the entering into of any Permitted Additional Senior Secured Debt Agreement or Permitted Additional Junior Secured Debt Agreement (subject to the rights of the existing Secured Parties under this Agreement or their respective Facility Agreements with respect to any such refinancing, replacement or restructuring of a Class of Secured Obligations or the entering into of such Permitted Additional Senior Secured Debt Agreement or Permitted Additional Junior Secured Debt Agreement), a representative of the applicable lender shall execute a joinder to this Agreement in substantially the form attached as Exhibit A hereto (each, a "JOINDER AGREEMENT"). Upon the execution and delivery of such a Joinder Agreement by the representative on behalf of such new lenders (and the execution by such representative of any other joinder agreements, amendments or counterparts to any existing credit or security documents to which each of the existing party is a party, as required by such documents or as reasonably requested by the Collateral Agent), (a) such new lenders shall become, as the case may be, a "First Lien Secured Party" or a "Second Lien Secured Party" hereunder and (b) such representative shall become a "Project Credit Party" hereunder, with the same force and effect as if it were originally a party to this Agreement in such capacity. The execution and delivery of such a Joinder Agreement shall not require the consent of any other party hereunder so long as such addition does not otherwise give rise to an express violation of the terms of this Agreement or any Facility Agreement, and the rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new Project Credit Party as a party to this Agreement.

      10.16 LEGENDS. Each Project Credit Party (to the extent that approval is not required by the Chairman of the National Indian Gaming Commission) agrees that each Security Document shall include the following language:

      "Notwithstanding anything herein to the contrary, the lien and security interest granted to the First Lien Secured Party, the Second Lien Secured Party, as applicable pursuant to this Agreement and the exercise of any right or remedy by the First Lien Secured Party, the Second Lien Secured Party, as applicable hereunder are subject to the provisions of the Intercreditor and Subordination Agreement, dated as of June 22, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "INTERCREDITOR AND SUBORDINATION AGREEMENT"), among U.S. Bank National Association, as Collateral Agent, U.S. Bank National Association, as the 2014 Notes Indenture Trustee and Great Lakes Gaming of Michigan, LLC and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor and Subordination Agreement and this Agreement, the terms of the Intercreditor and Subordination Agreement shall govern and control (all capitalized terms having the meanings ascribed thereto in the Intercreditor and Subordination Agreement)."

For the avoidance of doubt, none of the Lakes Transaction Documents shall be required to bear such legend, unless such documents are assigned to a third party.

      10.17 TRUST INDENTURE ACT. The parties do not intend that the provisions of this Agreement violate the requirements of the Trust Indenture Act of 1939, as amended.

      10.18 REINSTATEMENT. If the payment of any amount applied to any First Lien Secured Obligations is later avoided, or rescinded (including by settlement of any claim for avoidance or rescission) or otherwise set aside, then:

      (a) to the fullest extent lawful, all claims for the payment of such amount as First Lien Secured Obligations and, to the extent securing such claims, all such Liens under the First Lien Security Documents will be reinstated and entitled to the benefits hereof, and

      (b) if a Discharge of First Lien Secured Obligations became effective prior to such reinstatement, all obligations of the Second Lien Secured Parties that were terminated as a result of such Discharge of First Lien Secured Obligations shall be concurrently reinstated to the extent such claims and Liens under the First Lien Security Documents are reinstated, beginning on such date but prospectively only (and not retroactively), as though no First Lien Secured Obligations or Liens under the First Lien Security Documents had been outstanding at any time prior to such date and will remain effective until the claims for such amount are paid in full in cash.

      10.19 ATTORNEYS' FEES. Unless paid by the Borrower, the prevailing party in any dispute or controversy hereunder shall be entitled to an award of its reasonable attorneys' fees.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the day and year first above written.

                                   2014 Notes Indenture Trustee:

                                   U.S. BANK NATIONAL ASSOCIATION

                                   By: /s/ Raymond S. Haverstock
                                       --------------------------------------
                                        Name:  Raymond S. Haverstock
                                        Title: Vice President

                               Great Lakes:

                               GREAT LAKES GAMING OF MICHIGAN, LLC

                               By: /s/ Timothy J. Cope
                                   ----------------------------------------
                                   Name:  Timothy J. Cope
                                   Title: President and Chief Financial Officer

                                   Collateral Agent:

                                   U.S. BANK NATIONAL ASSOCIATION


                                   By: /s/ Raymond S. Haverstock
                                       --------------------------------------
                                        Name:  Raymond S. Haverstock
                                        Title: Vice President

Acknowledged by:

Borrower:

POKAGON GAMING AUTHORITY

By: /s/ John Miller
    -------------------------------
      Name:  John Miller
      Title: President/CEO

                                    EXHIBIT A

                            FORM OF JOINDER AGREEMENT

      This JOINDER AGREEMENT, dated as of [___________], 200[_] (this "JOINDER AGREEMENT"), is made by [___________], a [___________] [identify the agent under the Permitted Additional Senior Debt Agreement or Permitted Additional Junior Debt Agreement] (the "NEW AGENT"), in favor of the 2014 Notes Indenture Trustee, Great Lakes, any additional party thereto, from time to time, and the Collateral Agent. Capitalized terms used but not defined herein shall have the meaning ascribed to them in that certain Intercreditor and Subordination Agreement, dated as of June 22, 2006 (as amended, amended and restated, supplemented and otherwise modified from time to time, the "INTERCREDITOR AND SUBORDINATION AGREEMENT"), by and among the 2014 Notes Indenture Trustee, Great Lakes and the Collateral Agent.

RECITALS:

      WHEREAS, pursuant to the [identify the Permitted Additional Senior Debt Agreement or Permitted Additional Junior Debt Agreement] (the "ADDITIONAL DEBT AGREEMENT") among [___________], the New Agent and the lenders party thereto (the "NEW LENDERS"), the New Lenders have agreed to provide the Borrower (the "BORROWER") credit facility in a principal amount of up to $[___________] pursuant to the terms of the [Permitted Additional Senior Debt Agreement/Permitted Additional Junior Debt Agreement]; and

      WHEREAS, as a condition to permitting the Borrowers to enter into the Additional Debt Agreement, the New Agent on behalf of the New Lenders is required to enter into this Joinder Agreement.

      NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Agent on behalf of the New Lenders hereby agrees as follows:

      1. INTERCREDITOR AND SUBORDINATION AGREEMENT. The New Agent on its behalf and on behalf of the New Lenders agrees that (a) the New Agent shall be bound by all of the terms and conditions of the Intercreditor Agreement as a "Project Credit Party" thereunder, and (b) the New Lenders shall be bound by all of the terms and conditions of the Intercreditor Agreement as "[FIRST][SECOND] Lien Secured Parties" thereunder.

      2. ADDITIONAL DEBT AGREEMENT. The New Agent on behalf of the New Lenders hereby agrees that the Additional Debt Agreement constitutes a "[Permitted Additional Senior Debt Agreement/Permitted Additional Junior Debt Agreement]" under the Intercreditor Agreement.

      3. AUTHORITY. The New Agent represents that it has been authorized by the New Lenders to enter into this Joinder Agreement with respect to the matters set forth herein on their behalf.

      4. APPOINTMENT. The New Agent hereby designates [_______] as its collateral agent to act as specified in the Intercreditor and Subordination Agreement and in the Shared Security Documents.

      5. GOVERNING LAW. This Agreement shall be governed by the laws of State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such state without regard to the conflict of law rules thereof other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

                                   [NEW AGENT]

                                       By:   _______________________________
                                       Name: _______________________________
                                       Title:_______________________________